IMPORTANT NOTICE

IMPORTANT:  You must read the following disclaimer before continuing. The following disclaimer applies to the attached Consent Solicitation Memorandum, whether received by e-mail or otherwise received as a result of electronic communication, and you are, therefore, required to read this disclaimer page carefully before reading, accessing or making any other use of the attached Consent Solicitation Memorandum. In accessing the attached Consent Solicitation Memorandum, you agree to be bound by the following terms and conditions, including any modifications to them from time to time, each time that you receive any information from the Issuer (as defined below), The Royal Bank of Scotland plc as consent structuring adviser and solicitation agent (the "Structuring Adviser and Solicitation Agent"), J.P. Morgan Securities plc, MPS Capital Services S.p.A., and UniCredit Bank AG as consent solicitation agents (the "Solicitation Agents") or Computershare S.p.A. as tabulation agent (the "Tabulation Agent"). Capitalised terms used but not otherwise defined in this disclaimer shall have the meanings given to them in the attached Consent Solicitation Memorandum.

You have been sent the attached Consent Solicitation Memorandum on the basis that you have confirmed to the Structuring Adviser and Solicitation Agent, the Solicitation Agents or the Tabulation Agent, being the sender of the attached Consent Solicitation Memorandum and by receiving the attached Consent Solicitation Memorandum you are deemed to have confirmed to the Structuring Adviser and Solicitation Agent, the Solicitation Agents or the Tabulation Agent(s), as applicable, that:

(i)
you are a holder or a beneficial owner of any of the: Euro 1,000,000,000 Series 1 Fixed Covered Bonds due 30 June 2015 (ISIN: IT0004618226), Euro 1,470,000,000 Series 4 Fixed Covered Bonds due 9 February 2018 (ISIN: IT0004689912), Euro 1,250,000,000 Series 5 Fixed Covered Bonds due 15 September 2016 (ISIN: IT0004702251), Euro 500,000,000 Series 9 Floating Covered Bonds due 29 September 2015 (ISIN: IT0004985211), Euro 400,000,000 Series 12 Floating Covered Bonds due 29 March 2017 (ISIN: IT0004999196), Euro 500,000,000 Series 13 Floating Covered Bonds due 30 June 2017 (ISIN: IT0004999204), Euro 500,000,000 Series 14 Floating Covered Bonds due 29 September 2017 (ISIN: IT0004999246), Euro 1,000,000,000 Series 15 Fixed Covered Bonds due 16 April 2021 (ISIN: IT0005013971), Euro 1,500,000,000 Series 16 Fixed Covered Bonds due 16 July 2024 (ISIN: IT0005038283), Euro 75,000,000 Series 1 Fixed Registered Covered Bonds due 13 May 2026 (ISIN: IT0004721541), Euro 75,000,000 Series 2 Fixed Registered Covered Bonds due 13 May 2030 (ISIN: IT0004721558), Euro 50,000,000 Series 3 Fixed Registered Covered Bonds due 13 May 2031 (ISIN IT0004721566) (the "Covered Bonds"), each issued by Banca Monte dei Paschi di Siena S.p.A., a società per azioni incorporated under the laws of the Republic of Italy (the "Issuer") under the €10,000,000,000 Covered Bond Programme unconditionally and irrevocably guaranteed as to payments of interest and principal by MPS Covered Bond S.r.l. (the "Guarantor");

(ii)
you are a person to whom it is lawful to send the attached Consent Solicitation Memorandum or to solicit your consent in the Consent Solicitation (as defined in the attached Consent Solicitation Memorandum) under applicable laws, and you are permitted under the laws of your jurisdiction of residence and domicile to participate in the Consent Solicitation;

(iii)	you consent to the delivery of the attached Consent Solicitation Memorandum by electronic transmission; and

(iv)	you have understood and agree to the terms set forth herein.

The attached Consent Solicitation Memorandum has been sent to you in an electronic form.  The hard copy version of the Consent Solicitation Memorandum is in the same form as that sent to you in electronic form.  However, you are advised that documents transmitted in electronic form may be altered or changed during the process of transmission and consequently none of the Issuer, the Guarantor, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Tabulation Agent, the Principal Paying Agent, the Registrar (where applicable), the Representative of the Bondholders (each as defined in the attached Consent Solicitation Memorandum), any person who controls, or is a director, officer, employee or agent of, any of the Issuer, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Tabulation Agent, the Principal Paying Agent, the Registrar, (where applicable), or the Representative of the Bondholders or any affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the Consent Solicitation Memorandum distributed to you in electronic format and the hard copy version available to you on request from the Tabulation Agent.

Any materials relating to the Consent Solicitation (as defined herein) do not constitute, and may not be used in connection with, any form of offer or solicitation in any place where such offers or solicitations are not permitted by law. If a jurisdiction requires that the Consent Solicitation be made by a licensed broker or dealer and any of the Structuring Adviser and Solicitation Agent and Solicitation Agents or any of their respective affiliates is such a licensed broker or dealer in that jurisdiction, the Consent Solicitation shall be deemed to be made by such Structuring Adviser and Solicitation Agent or Solicitation Agents or such affiliate(s), as the case may be, on behalf of the Issuer and in such jurisdiction where it is so licensed and the Consent Solicitation is not being made in any such jurisdiction where the Structuring Adviser and Solicitation Agent, the Solicitation Agents or one of their respective affiliates is not so licensed.

The communication of the Consent Solicitation Memorandum by the Issuer and any other documents or materials relating to the Consent Solicitation is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. Such documents and/or materials are only directed at and may only be communicated to (1) any person within Article 43(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which includes a creditor or member of the Issuer, and (2) to any other persons to whom these documents and/or materials may lawfully be communicated in circumstances where section 21(1) of the FSMA does not apply.

The distribution of the attached Consent Solicitation Memorandum in certain jurisdictions may be restricted by law and persons into whose possession this Consent Solicitation Memorandum comes are requested to inform themselves about, and to observe, any such restrictions. No action has been or will be taken in any jurisdiction in relation to the Consent Solicitation that would permit a public offering of securities.

The Consent Solicitation is being made by the Issuer.  The Issuer is not making an offer to buy or soliciting an offer to sell securities in connection with the Consent Solicitation.

Nothing in this electronic transmission constitutes an offer to buy or the solicitation of an offer to sell securities in any jurisdiction in which such offer or solicitation would be unlawful.

The Consent Solicitation is not extended to any Bondholder whose participation in the Consent Solicitation would violate the laws of its jurisdiction of residence or domicile nor to BMPS in its capacity as holder of any Retained Covered Bonds.

The materials relating to the attached Consent Solicitation Memorandum do not constitute, and may not be used in connection with the Consent Solicitation in any place where the Consent Solicitation is not permitted by law.

THE ATTACHED CONSENT SOLICITATION MEMORANDUM MAY NOT BE DOWNLOADED, FORWARDED OR DISTRIBUTED, IN WHOLE OR IN PART, TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER. ANY DOWNLOADING, FORWARDING, DISTRIBUTION OR REPRODUCTION OF THE ATTACHED CONSENT SOLICITATION MEMORANDUM, IN WHOLE OR IN PART, IS UNAUTHORISED.  FAILURE TO COMPLY WITH THIS REQUIREMENT MAY RESULT IN A VIOLATION OF APPLICABLE LAWS AND REGULATIONS.

You are reminded that the attached Consent Solicitation Memorandum has been delivered to you on the basis that you are a person into whose possession this Consent Solicitation Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not nor are you authorised to deliver this Consent Solicitation Memorandum to any other person. If you are not the named addressee to whom this Consent Solicitation Memorandum has been delivered, please notify the sender immediately and destroy this Consent Solicitation Memorandum.

-i-

CONSENT SOLICITATION MEMORANDUM

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION, IF YOU ARE IN ANY DOUBT ABOUT ANY ASPECT OF THE CONTENTS OF THIS CONSENT SOLICITATION MEMORANDUM AND/OR THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER.

THIS CONSENT SOLICITATION MEMORANDUM IS ADDRESSED ONLY TO BONDHOLDERS WHO ARE PERSONS TO WHOM IT IS LAWFUL TO DISTRIBUTE IT ("RELEVANT PERSONS"). IT IS DIRECTED ONLY AT RELEVANT PERSONS AND MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS CONSENT SOLICITATION MEMORANDUM RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THIS CONSENT SOLICITATION MEMORANDUM AND ITS CONTENTS ARE CONFIDENTIAL   AND SHOULD NOT BE DISTRIBUTED, PUBLISHED OR REPRODUCED (IN WHOLE OR IN PART) OR DISCLOSED BY RECIPIENTS TO ANY OTHER PERSONS.

NOTICE TO U.S. HOLDERS: THIS CONSENT SOLICITATION IS MADE WITH RESPECT TO THE SECURITIES OF A FOREIGN COMPANY. THIS CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS OF A FOREIGN COUNTRY THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES. IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS, SINCE THE ISSUER IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS MAY BE RESIDENTS OF A FOREIGN COUNTRY. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS OR DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF THE U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT'S JUDGMENT. YOU SHOULD BE AWARE THAT THE ISSUER MAY PURCHASE THE COVERED BONDS OTHERWISE THAN UNDER THIS CONSENT SOLICITATION, SUCH AS IN OPEN MARKET OR PRIVATELY NEGOTIATED PURCHASES.

IF YOU HAVE RECENTLY SOLD OR OTHERWISE TRANSFERRED YOUR ENTIRE HOLDING(S) OF COVERED BONDS REFERRED TO BELOW, YOU SHOULD IMMEDIATELY NOTIFY COMPUTERSHARE S.P.A. AT TELEPHONE: + 039 02 4677 6811 OR EMAIL:  ufficiomilano@pecserviziotitoli.it.

Solicitation of consents by

Banca Monte dei Paschi di Siena S.p.A.
(incorporated as a joint stock company (società per azioni) in the Republic of Italy)
(the "Issuer")

to the holders (the "Bondholders") of the

Euro 1,000,000,000 Series 1 Fixed Covered Bonds due 30 June 2015 (ISIN: IT0004618226)
Euro 1,470,000,000 Series 4 Fixed Covered Bonds due 9 February 2018 (ISIN: IT0004689912)
Euro 1,250,000,000 Series 5 Fixed Covered Bonds due 15 September 2016 (ISIN: IT0004702251)
Euro 500,000,000 Series 9 Floating Covered Bonds due 29 September 2015 (ISIN: IT0004985211)
Euro 400,000,000 Series 12 Floating Covered Bonds due 29 March 2017 (ISIN: IT0004999196)
Euro 500,000,000 Series 13 Floating Covered Bonds due 30 June 2017 (ISIN: IT0004999204)
Euro 500,000,000 Series 14 Floating Covered Bonds due 29 September 2017 (ISIN: IT0004999246)
Euro 1,000,000,000 Series 15 Fixed Covered Bonds due 16 April 2021 (ISIN: IT0005013971)
Euro 1,500,000,000 Series 16 Fixed Covered Bonds due 16 July 2024 (ISIN: IT0005038283)
(the "Dematerialised Covered Bonds")
Euro 75,000,000 Series 1 Fixed Registered Covered Bonds due 13 May 2026 (ISIN: IT0004721541)
Euro 75,000,000 Series 2 Fixed Registered Covered Bonds due 13 May 2030 (ISIN: IT0004721558)
Euro 50,000,000 Series 3 Fixed Registered Covered Bonds due 13 May 2031 (ISIN IT0004721566)
(the "Registered Covered Bonds")

(each a "Series" and together the "Covered Bonds")

issued under the €10,000,000,000 Covered Bond Programme
unconditionally and irrevocably guaranteed as to payments of interest and principal by MPS Covered Bond S.r.l.
(the "Programme")

The Issuer is inviting the Bondholders to consider and, if thought fit, approve certain amendments to the Programme Documents (as defined below) (the "Proposal"), by single Extraordinary Resolution in accordance with article 24.1.2 of the Rules (as defined below) pursuant to, with respect to the Dematerialised Covered Bonds, the Rules of the Organisation of the Bondholders set out in the Prospectus of the Programme dated 20 December 2013 or, with respect to the Registered Covered Bonds, the "Rules of the Organisation of the Bondholders" dated 11 May 2011 (together the "Rules") (the "Consent Solicitation"). The Consent Solicitation is made on the terms and subject to the conditions contained in this consent solicitation memorandum (the "Consent Solicitation Memorandum"). Please refer to section "The Proposal" for more detail on the Proposal.

The Extraordinary Resolution to approve the Proposal will be considered and, if thought fit, passed, at the Meeting (as defined below). The meeting in respect of the Covered Bonds will start at 4 p.m. (CET) on 25 June 2015 at the offices of the Issuer at Viale Mazzini, 23, 53100 Siena, Italy (the "Meeting"). Notices convening the Meeting (the "Notices") have been given to the Bondholders in accordance with the Rules and as further described herein in "The Consent Solicitation – Notices". The form of the Notices is set out in this Consent Solicitation Memorandum in "Annex - Form of Notice and Extraordinary Resolution in respect of the Covered Bonds".

If within fifteen minutes after the commencement of the Meeting a quorum is not present, the Meeting shall be adjourned and the adjourned Meeting shall be held no earlier than 14 days and no later than 42 days after the initial date set for the Meeting.

A Bondholder may (i) approve the Extraordinary Resolution by communicating its Voting Instruction by 4 p.m. (CET) on 16 June 2015 (the "Early Voting Deadline") or by 4 p.m. (CET) on 23 June 2015 (the "Expiration Deadline"), in favour of such Extraordinary Resolution; or (ii) reject the Extraordinary Resolution by communicating its Voting Instruction by the Early Voting Deadline or the Expiration Deadline, against such Extraordinary Resolution; or (iii) request a Voting Certificate to attend and vote at the Meeting in person or through a representative; or (iv) abstain from attending or voting.

Subject to the terms and conditions specified in this Consent Solicitation Memorandum and the Consent Fee Payment Conditions being satisfied, Bondholders who have voted in favour of the Extraordinary Resolution by delivering or procuring the delivery of a Voting Instruction, in accordance with the procedures set out in section "Consent Solicitation - Procedure for Voting", (which is not validly revoked) (i) prior to the Early Voting Deadline will be eligible to receive a fee (the "Early Consent Fee") of 0.10 per cent. of the relevant principal amount outstanding of the Covered Bonds which are the subject of such Voting Instruction and (ii) following the Early Voting Deadline but prior to the Expiration Deadline will be eligible to receive a fee of 0.05 per cent. (the "Late Consent Fee" and together with the Early Consent Fee, the "Consent Fee") of the relevant principal amount outstanding of the Covered Bonds which are the subject of such Voting Instruction. Please refer to section "The Consent Solicitation – Consent Fee".

The Issuer may elect at any time prior to the Meeting to amend and vary the terms of, and the procedures relating to, the Proposal, to waive any conditions of or to terminate any parts of the Proposal by giving written notice to the Tabulation Agent. The Issuer reserves the right, at any time, to extend the Early Voting Deadline and the Expiration Deadline.

No Early Consent Fee will be payable to Bondholders voting in favour of the Extraordinary Resolution after the Early Voting Deadline, no Late Consent Fee will be payable to Bondholders who vote in favour of the Extraordinary Resolution by the Early Voting Deadline and therefore receive the Early Consent Fee and no Consent Fee will be payable to Bondholders voting in favour of the Extraordinary Resolution after the Expiration Deadline, attending and voting at the Meeting in person or through a representative, voting against the Extraordinary Resolution or abstaining from voting, or to any Bondholder that validly revokes its Voting Instruction. No Consent Fee will be payable to Bondholders in case the Extraordinary Resolution is not passed (whether at the Meeting or at the Adjourned Meeting, as the case may be) or if the other Consent Fee Payment Conditions are not satisfied.

The Proposal is independent and is not conditional upon the passing of any other extraordinary resolution by the holders of any other securities of the Issuer. The points set out in the Proposal shall be considered as a whole and the Bondholders shall either approve or reject all parts of the Proposal as a whole.

The Retained Covered Bonds will not be considered outstanding for the purposes of the Proposal and this Consent Solicitation. For the purposes of the quorum, as at the date of this Consent Solicitation Memorandum there are €504,670,000 Retained Covered Bonds.

Custodians, Direct Participants, Clearing Systems, Monte Titoli Account Holders and the Registrar (where applicable) will have deadlines for receiving instructions prior to the Early Voting Deadline and Expiration Deadline and Bondholders should contact the intermediary through which they hold their Covered Bonds as soon as possible to ensure proper and timely delivery of instructions.

Before making a decision with respect to the Consent Solicitation, Bondholders should carefully consider all of the information in this Consent Solicitation Memorandum and in particular the risk factors described in "Risk Factors and Other Considerations" on page 10.

Any question or request for information in relation to the Consent Solicitation should be directed to the Structuring Adviser and Solicitation Agent and the Solicitation Agents at the telephone numbers or email addresses provided on the last page of this Consent Solicitation Memorandum. Requests for additional copies of this Consent Solicitation Memorandum or related documents and questions relating to the procedures for voting in respect of the Consent Solicitation should be directed to the Tabulation Agent at the relevant telephone number or email address provided on the last page of this Consent Solicitation Memorandum.

Structuring Adviser and Solicitation Agent

The Royal Bank of Scotland

Solicitation Agents

J.P. Morgan Securities plc	MPS Capital Services S.p.A.	UniCredit Bank AG

-ii-

IMPORTANT NOTICES

The Issuer accepts responsibility for the information contained in this Consent Solicitation Memorandum  and confirms that, to the best of its knowledge (having taken all reasonable care to ensure that such is the case), the information contained in this Consent Solicitation Memorandum is in accordance with the facts and does not omit anything likely to affect the import of such information.

No person is authorised in connection with the Consent Solicitation to give any information or to make any representation not contained in this Consent Solicitation Memorandum and any information or representation not contained in this Consent Solicitation Memorandum must not be relied upon as having been authorised by the Issuer, the Guarantor, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Representative of the Bondholders, the Principal Paying Agent, the Registrar (where applicable) or the Tabulation Agent.

Each Bondholder is solely responsible for making its own independent appraisal of all matters (including those relating to the Proposal, the Consent Solicitation, the Covered Bonds, the Issuer and the Guarantor) as such Bondholder deems appropriate in evaluating, and each Bondholder must make its own decision as to whether to consent to, the Proposal.

The Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Principal Paying Agent, the Registrar (where applicable) and the Tabulation Agent are agents of the Issuer and owe no duty to any Bondholder. This Consent Solicitation Memorandum is only issued to and directed at Bondholders for the purposes of considering the Extraordinary Resolution. No other person may rely upon its contents, and it should not be relied upon by Bondholders for any other purpose.

The delivery of this Consent Solicitation Memorandum shall not, under any circumstances, create any implication that there has been no change in the affairs of the Issuer or the Guarantor since the date of this Consent Solicitation Memorandum or that the information in this Consent Solicitation Memorandum is correct as of any time subsequent to the date of this Consent Solicitation Memorandum.

This Consent Solicitation Memorandum contains important information which each Bondholder should read carefully before making a decision with respect to the Consent Solicitation.  If you are in any doubt as to the action you should take or on how to vote in relation to the Extraordinary Resolution, you are recommended to seek your own legal and financial advice immediately from your stockbroker, bank manager, accountant, other appropriately authorised independent financial adviser or lawyer in the relevant jurisdiction.

None of the Issuer,  the Guarantor, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Representative of the Bondholders, the Principal Paying Agent, the Registrar (where applicable) or the Tabulation Agent, or any of their respective directors, officers, employees or agents, makes any recommendation whether Bondholders should approve the Proposal described in this Consent Solicitation Memorandum. Each such person must make its own analysis and investigation regarding the Proposal and make its own voting decision, with particular reference to its own investment objectives and experience, and any other factors which may be relevant to it in connection with such voting decision. If such person is in any doubt about any aspect of the Proposal and/or the action it should take, it should consult its own professional advisers.

Each person receiving this Consent Solicitation Memorandum acknowledges that it has not relied on the Issuer, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Representative of the Bondholders, the Principal Paying Agent, the Registrar (where applicable) or the Tabulation Agent in connection with its decision on how to vote in relation to the Extraordinary Resolution. Each such person must make its own analysis and investigation regarding the Proposal and make its own voting decision, with particular reference to its own investment objectives and experience, and any other factors which may be to it in connection with such voting decision. If such person is in any doubt about any aspect of the Proposal and/or the action it should take, it should consult its professional advisers.

None of the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Principal Paying Agent, the Registrar (where applicable), the Tabulation Agent, nor the Representative of the Bondholders makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this Consent Solicitation Memorandum. Nothing contained in this Consent Solicitation Memorandum is, or shall be relied upon as, a promise or representation by the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Principal Paying Agent, the Registrar (where applicable), the Tabulation Agent or the Representative of the Bondholders as to the past, present or future. The Issuer has furnished the information contained in this Consent Solicitation Memorandum. None of the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Principal Paying Agent, the Registrar (where applicable), the Tabulation Agent nor the Representative of the Bondholders has independently verified the information contained herein (financial, legal or otherwise) on behalf of the Bondholders nor do they assume any responsibility for the accuracy or completeness of any such information.

In accordance with normal practice, the Representative of the Bondholders expresses no opinion as to the merits of the Consent Solicitation or the Proposal (which it was not involved in negotiating). It has, however, authorised it to be stated that, on the basis of the information set out in this Consent Solicitation Memorandum (which it recommends Bondholders to read carefully) and the Notice, it has no objection to the Extraordinary Resolution being submitted to the Bondholders for their consideration. The Representative of the Bondholders has, however, not been involved in formulating the Consent Solicitation, the Extraordinary Resolution or the Proposal and makes no representation that all relevant information has been disclosed to Bondholders in this Consent Solicitation Memorandum and the Notice, nor that the procedure for voting set out in this Consent Solicitation Memorandum and the other information contained herein are true, correct and not misleading in any respect. Accordingly, the Representative of the Bondholders urges Bondholders who are in any doubt as to the impact of the Extraordinary Resolution or the Proposal to seek their own independent financial and legal advice.

If you have sold or otherwise transferred any of your Covered Bonds, please forward this Consent Solicitation Memorandum promptly to the purchaser or transferee, or to the broker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.

Capitalised terms used in this Consent Solicitation Memorandum shall, unless the context otherwise requires, have the meanings ascribed to them in "Definitions" below.

Restrictions:

The distribution of this Consent Solicitation Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this Consent Solicitation Memorandum comes must inform themselves about and observe any such restrictions.

This Consent Solicitation Memorandum has not been filed with, or reviewed by, any national or local securities commission or regulatory authority of any jurisdiction, nor has any such commission or authority passed upon the accuracy or adequacy of this Consent Solicitation Memorandum. Any representation to the contrary is unlawful and may be a criminal offence.

This Consent Solicitation Memorandum does not constitute an offer to buy or a solicitation of an offer to sell the Covered Bonds, and the Consent Solicitation will not apply to Bondholders in any jurisdiction in which such solicitation is unlawful.

Bondholders can only participate in the Consent Solicitation in accordance with the procedures described in "The Consent Solicitation – Procedures for Voting" and the Notice in "Annex – Form of Notice and Extraordinary Resolution in respect of the Covered Bonds".

Bondholders who do not vote, whose votes are deemed to be invalid,  who vote against the Proposal or who revoke their vote will, if the Extraordinary Resolution is passed, become bound by such Proposal.

The Issuer may, in its sole discretion, extend, amend (other than the terms of the Extraordinary Resolution), waive any condition of, or terminate, the Consent Solicitation at any time (subject to the terms and conditions of this Consent Solicitation Memorandum). The Issuer also reserves the right in its absolute discretion to withdraw any parts of the Proposal at any time before the relevant initial Meeting (or Adjourned Meeting). In the event that the Proposal is withdrawn, the Meeting may still be held, but the Issuer will be under no obligation to give effect to the Extraordinary Resolution.

All references in this Consent Solicitation Memorandum to:

(a)	a "Meeting" include, unless the context otherwise requires, the Adjourned Meeting held following any adjournment of the initial Meeting and

(b)	"Bondholder" includes:

(i)
with respect to any Covered Bonds other than the Registered Covered Bonds, each person who is shown in the records of Monte Titoli S.p.A. ("Monte Titoli"), Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream, Luxembourg" and together with Monte Titoli and Euroclear, the "Clearing Systems" and each a "Clearing System") as a holder of the Covered Bonds;

(ii)	each beneficial owner of Covered Bonds holding such Covered Bonds, directly or indirectly, in accounts in the name of a Direct Participant acting on the beneficial owner's behalf; and

(iii)
with respect to the Registered Covered Bonds, each person in whose name a Registered Covered Bond is registered in the Register on the date (at close of business in the city in which the Registrar has its Specified Office) falling not more than 10 days prior to the time fixed for the Meeting (or as the case may be its resumption),

(each person under (i) and (iii) also referred to as "Direct Participants" and each a "Direct Participant"), in each case, except that (i) for the purposes of the Consent Solicitation, only persons who are beneficial owners of Covered Bonds on the Record Date can participate in the Consent Solicitation; and (ii) for the purposes of the payment of any Consent Fee, to the extent that the beneficial owner of the Covered Bonds is not a Direct Participant, such Consent Fee will only be paid to the relevant Direct Participant and the payment of such Consent Fee to such Direct Participant will satisfy the obligations of the Issuer in respect of the payment of the Consent Fee.

All references in this Consent Solicitation Memorandum to "€", "Euro" and "euro" are to the currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro, as amended.

IMPORTANT PROCEDURES FOR VOTING

Bondholders whose Covered Bonds are held on their behalf by a broker, dealer, commercial bank, custodian, trust company, accountholder or other nominee or trustee must contact and request such broker, dealer, commercial bank, custodian, trust company, accountholder or other nominee or trustee to either deliver or procure delivery on their behalf of the relevant Voting Instruction and appointment of Proxy sufficiently in advance of the Early Voting Deadline or the Expiration Deadline in order for such Voting Instruction to be delivered in accordance with the procedures set out herein and in accordance with any deadlines they may set and in time for transmission to the Tabulation Agent in each case prior to the Early Voting Deadline or the Expiration Deadline, as applicable (see "The Consent Solicitation – Procedures for Voting", the Notice in "Annex – Form of Notice and Extraordinary Resolution in respect of the Covered Bonds" and, if applicable, "The Consent Solicitation – Procedures for Voting - Instructions in respect of Covered Bonds held in Euroclear/Clearstream, Luxembourg" for further details). By submitting a valid Voting Instruction through the relevant intermediary or custodian any Bondholder and any Direct Participant automatically authorises and instructs the relevant Monte Titoli Account Holder or the Registrar (as the case may be) to deliver the relevant Certificate of Ownership to the Tabulation Agent. It is the responsibility of the relevant Monte Titoli Account Holder or the Registrar (as the case may be) to deliver the Certificate of Ownership to the Tabulation Agent.

Beneficial owners of Covered Bonds who are not Direct Participants can only exercise the voting rights attached to the Covered Bonds in which they have a beneficial interest, through the relevant Direct Participant. The Direct Participant will vote in accordance with the instructions given to it by the beneficial owners of the Covered Bonds.

Bondholders must contact their Direct Participant, or procure that their Direct Participant is contacted, sufficiently in advance of the Early Voting Deadline or the Expiration Deadline in order to arrange for the delivery of Consent Instructions on their behalf.

-iii-

CONTENTS
Page

-iv-

DEFINITIONS

24 hours
A period of 24 hours including all or part of a day on which banks are open for business both in the place where the Meeting is to be held and in each of the places where the paying agents or the Registrar, as the case may be, have their Specified Offices.

48 hours	Two consecutive periods of 24 hours.
Adjourned Meeting
The Meeting to be held in respect of the Covered Bonds if the initial Meeting is adjourned for want of quorum. If required, the Adjourned Meeting will be held at the same time and place as the initial Meeting on 10 July 2015 as further set out in the Notice.

Amortisation Test	The test on the performance of the cover pool that the Guarantor will procure to be performed following a Guarantee Enforcement Notice.
Business Day
Any day (other than a Saturday or Sunday) on which banks are generally open for business in Milan, Luxembourg and London and on which the Trans-European Automated Real Time Gross Settlement Express Transfer System (TARGET 2) (or any successor thereto) is open.

Block Voting Instruction	"Block Voting Instruction" as defined in the Rules applicable to the relevant Covered Bonds.
Certificate of Ownership
Means (i) with respect to the Covered Bonds other than the Registered Covered Bonds, the certificate attesting the ownership of the Covered Bonds by a Bondholder as at the Record Date, to be sent to the Tabulation Agent by the Monte Titoli Account Holder of any such Bondholders wishing to vote, and (ii) with respect to the Registered Covered Bonds, an extract of the Register as at the Record Date attesting the ownership of the Registered Covered Bonds to be sent by the Registrar to the Tabulation Agent.

With respect to those Bondholders voting directly at the Meeting the Certificate of Ownership will represent the Voting Certificate.

Clearing Systems	Clearstream, Luxembourg, Euroclear and Monte Titoli S.p.A.
Clearstream, Luxembourg	Clearstream Banking, société anonyme.
Conditions
Means (i) in respect of the Covered Bonds other than the Registered Covered Bonds, the terms and conditions of the Covered Bonds set out in the Prospectus dated 20 December 2013 and (ii) with respect to the Registered Covered Bonds, the "Terms and Conditions" dated 11 May 2011.

Consent Fee	The Early Consent Fee or the Late Consent Fee, as the case may be.
Consent Fee Payment Conditions
The payment of the Consent Fee to the Bondholders that have delivered to the Tabulation Agent a copy of a valid Voting Instruction in favour of the Extraordinary Resolution in accordance with section "Consent Solicitation - Procedure for Voting" is subject to the following conditions:

(a)	the approval and passing of the Extraordinary Resolution by the Bondholders, whether at the Meeting or at the Adjourned Meeting, as the case may be;
(b)	the delivery of the relevant Certificate of Ownership to the Tabulation Agent through the relevant Monte Titoli Account Holder or the Registrar (as the case may be) prior to the Expiration Deadline; and
(c)	the delivery of the original copy of the Voting Instruction and the original copy of the appointment of the Proxy to the relevant Proxy prior to the Expiration Deadline.

Consent Fee Payment Date
The date on which the Consent Fee is paid (subject to satisfaction of the Consent Fee Payment Conditions) being on or before the tenth Business Day after the date on which the Extraordinary Resolution is passed.

Consent Solicitation	The solicitation of consents by the Issuer from the Bondholders to approve the Proposal as described in this Consent Solicitation Memorandum.
Covered Bonds
Any series of Covered Bonds issued or to be issued in the context of the Programme, including the Registered Covered Bonds, being as at the date of this Consent Solicitation Memorandum:

Euro 1,000,000,000 Series 1 Fixed Covered Bonds due 30 June 2015 (ISIN: IT0004618226)

Euro 1,470,000,000 Series 4 Fixed Covered Bonds due 9 February 2018 (ISIN: IT0004689912)

Euro 1,250,000,000 Series 5 Fixed Covered Bonds due 15 September 2016 (ISIN: IT0004702251)

Euro 500,000,000 Series 9 Floating Covered Bonds due 29 September 2015 (ISIN: IT0004985211)

Euro 400,000,000 Series 12 Floating Covered Bonds due 29 March 2017 (ISIN: IT0004999196)

Euro 500,000,000 Series 13 Floating Covered Bonds due 30 June 2017 (ISIN: IT0004999204)

Euro 500,000,000 Series 14 Floating Covered Bonds due 29 September 2017 (ISIN: IT0004999246)

Euro 1,000,000,000 Series 15 Fixed Covered Bonds due 16 April 2021 (ISIN: IT0005013971)

Euro 1,500,000,000 Series 16 Fixed Covered Bonds due 16 July 2024 (ISIN: IT0005038283)

Euro 75,000,000 Series 1 Fixed Registered Covered Bonds due 13 May 2026 (ISIN: IT0004721541)

Euro 75,000,000 Series 2 Fixed Registered Covered Bonds due 13 May 2030 (ISIN: IT0004721558)

Euro 50,000,000 Series 3 Fixed Registered Covered Bonds due 13 May 2031 (ISIN IT0004721566)

DBRS	DBRS Limited Rating.
Early Voting Deadline
4 p.m. (CET) on 16 June 2015, being the deadline for Bondholders to deliver, or to procure the delivery on their behalf of, a valid Voting Instruction, in the manner described in "The Consent Solicitation – Procedures for Voting" in favour of the Extraordinary Resolution in order to be eligible (subject to satisfaction of the Consent Fee Payment Conditions) for the Early Consent Fee.

Early Consent Fee
The fee to be paid (subject to satisfaction of the Consent Fee Payment Conditions) by the Issuer to Bondholders (that are not Restricted Owners) who either deliver, or procure delivery on their behalf, of a valid Voting Instruction, in the manner described in "The Consent Solicitation – Procedures for Voting" in favour of the Extraordinary Resolution which is received by the Tabulation Agent by the Early Voting Deadline, being equal to 0.10 per cent. of the relevant principal amount outstanding (and is, for the avoidance of doubt, not validly revoked) of the Covered Bonds which are the subject of such Voting Instruction.

The Consent Fee will be paid as described in "The Consent Solicitation – Consent Fee".

Euroclear	Euroclear Bank SA/NV.
Expiration Deadline
4 p.m. (CET) on 23 June 2015, being the deadline for Bondholders to deliver, or to procure the delivery on their behalf of, a valid Voting Instruction (whether in favour or against the Extraordinary Resolution, provided that Bondholders voting in favour by such Expiration Deadline will be eligible to receive the Late Consent Fee (subject to satisfaction of the Consent Fee Payment Conditions) in the manner described in "The Consent Solicitation – Procedures for Voting".

Extraordinary Resolution	The extraordinary resolution relating to the Proposal to be proposed at the Meeting in respect of the Covered Bonds.
Extension Determination Date	With respect to each Series of Covered Bonds, the date falling 4 days after the Maturity Date of the relevant Series.
Final Redemption Amount	In respect of any Series of Covered Bonds, the principal amount of such Series.
Final Terms	In relation to any Series or Tranche of Covered Bonds (other than the Registered Covered Bonds), the document completing the Conditions with the relevant final terms.
Guarantor	MPS Covered Bond S.r.l.
Guarantor Available Funds	Means all funds of the Guarantor available to be used by the Guarantor to make any payments due in accordance with the priority of payments set out under the Programme.
Guarantor Payment Date	Means the dates on which payments due by the Guarantor in accordance with the priority of payments set out under the Programme are made.
Issuer
Banca Monte dei Paschi di Siena S.p.A. a bank operating in Italy as a joint stock company (società per azioni), having its registered office at Piazza Salimbeni 3, 53100 Siena, Italy, fiscal code and enrolment with the companies register of Siena number 00884060526 and enrolled under number 5274 in the register of banks held by the Bank of Italy pursuant to article 13 of the Italian legislative decree no. 385 of 1 September 1993.

Late Consent Fee
The fee to be paid (subject to satisfaction of the Consent Fee Payment Conditions) by the Issuer to Bondholders (that are not Restricted Owners) who either deliver, or procure delivery on their behalf to the Tabulation Agent, of a valid Voting Instruction, in the manner described in "The Consent Solicitation – Procedures for Voting" in favour of the Extraordinary Resolution following the Early Voting Deadline, but prior to the Expiration Deadline (and is, for avoidance of doubt, not validly revoked), being equal to 0.05 per cent. of the relevant principal amount outstanding of the Covered Bonds which are the subject of such Voting Instruction.

The relevant Consent Fee will be paid as described in "The Consent Solicitation – Consent Fee".

Maturity Date	Each date on which final redemption payments for a Series or tranche of Covered Bonds become due in accordance with the relevant Final Terms.
Meeting
The meeting of Bondholders (including the Adjourned Meeting) convened by the Notice, to be held at the relevant time specified in the Notice, to consider and, if thought fit, pass the Extraordinary Resolution in respect of the Proposal.

Monte Titoli	Monte Titoli S.p.A.
Monte Titoli Account Holders
Any authorised financial intermediary institution entitled to hold accounts on behalf of their customers with Monte Titoli S.p.A. and includes any depositary banks appointed by Euroclear and Clearstream.

Notice
The notice dated 3 June 2015 convening the initial Meeting and specifying the date of the Adjourned Meeting (if required), in the form set out in "Annex – Form of Notice and Extraordinary Resolution in respect of the Covered Bonds".

Pass Through Mechanism	Means the conditional pass through mechanism described in the Proposal. Please refer to section "The Proposal – Background of the Proposal" of this Notice.
Principal Amount Outstanding
Means, on any day: (a) in relation to a Covered Bond, the principal amount of that Covered Bond upon issue less the aggregate amount of any principal payments in respect of that Covered Bond which have become due and payable (and been paid) on or prior to that day; and (b) in relation to the Covered Bonds outstanding at any time, the aggregate of the amount in (a) in respect of all Covered Bonds outstanding.

Principal Paying Agent	The Bank of New York Mellon (Luxembourg) S.A., Italian Branch.
Proposal	Has the meaning set out in "The Proposal – The Consent Solicitation and Proposal" below.
Programme Documents
The Master Assets Purchase Agreement, the Subordinated Loan Agreement, the Master Servicing Agreement, the Warranty and Indemnity Agreement, the Asset Monitor Agreement, the Intercreditor Agreement, the Cash Allocation Agreement, Management and Payments Agreement, the English Account Bank Agreement, the Cover Pool Management Agreement, the Guarantee, the Final Terms of the Covered Bonds, the Master Definitions Agreement and the Conditions.

Proxy	Means a person appointed by a Bondholder to vote on its behalf at the Meeting in accordance with the relevant Bondholders' Voting Instruction.
Rating Agencies	Fitch Ratings Limited, Moody's Investors Service Limited and DBRS.
Record Date	Means the date falling 7 Business Days prior to the Meeting.
Register	The register maintained with the Registrar in respect of the Registered Covered Bonds.
Registered Covered Bonds
The Covered Bonds issued in registered form in the context of the Programme, being as at the date of this Consent Solicitation Memorandum:

Euro 75,000,000 Series 1 Fixed Registered Covered Bonds due 13 May 2026 (ISIN: IT0004721541)

Euro 75,000,000 Series 2 Fixed Registered Covered Bonds due 13 May 2030 (ISIN: IT0004721558)

Euro 50,000,000 Series 3 Fixed Registered Covered Bonds due 13 May 2031 (ISIN IT0004721566)

Registrar	Deutsche Bank Aktiengesellschaft.
Restricted Owner	Any Direct Participant, beneficial owner or other intermediary of any Series that is:

(i)    a person that is, or is owned or controlled by a person that is, described or designated as a "specially designated national" or "blocked person" in the most current U.S. Treasury Department list of "Specially Designated National and Blocked Persons" (which can be found at: http://sdnsearch.ofac.treas.gov/ ); or

(ii)   currently the subject or the target of, or in violation of, any sanctions under (1) the laws and regulations that have been officially published and are administered or enforced by the government of the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), or any enabling legislation or executive order relating thereto; or (2) any equivalent sanctions or measures officially published and imposed by the European Union or any member states of the European Union, Her Majesty's Treasury, the United Nations Security Council or any other relevant sanctions authority, including sanctions imposed against certain states, organisations and individuals under the European Union's Common Foreign & Security Policy (collectively "Sanctions"); or

(iii)   located, organised or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan   and Syria.

Representative of the Bondholders	BNY Mellon Corporate Trustee Services Limited.
Retained Covered Bonds	Any of the Covered Bonds retained or held by or on behalf of Banca Monte dei Paschi di Siena S.p.A.
Rules
(i) in respect of the Covered Bonds other than the Registered Covered Bonds, the "Rules of the Organisation of the Bondholders" set out in the Prospectus of the Programme dated 20 December 2013 and (ii) with respect to the Registered Covered Bonds, the "Rules of the Organisation of the Bondholders" dated 11 May 2011.

Series	Each series of Covered Bonds listed on the front cover of this Consent Solicitation Memorandum.
Solicitation Agent(s)	J.P. Morgan Securities plc, MPS Capital Services S.p.A. and UniCredit Bank AG
Structuring Adviser and Solicitation Agent	The Royal Bank of Scotland plc.
Tabulation Agent	Computershare S.p.A.
Tranche	Each tranche of Covered Bonds which may be comprised in a Series of Covered Bonds.
Transaction	Has the meaning set out in "Background to the Proposal – The Transaction" below.
Voting Certificate	"Voting Certificate" as defined in the Rules applicable to the relevant Covered Bonds.
Voting Instruction
The voting instruction that must be delivered to the Tabulation Agent, by each Direct Participant, whether directly or through the relevant Monte Titoli Account Holder or the Registrar (as the case may be), stating that the vote(s) attributable to the Covered Bonds that are the subject of such voting instruction should be cast in a particular way in relation to the Extraordinary Resolution (either in favour of the Extraordinary Resolution or against the Extraordinary Resolution).

Capitalised terms used but not otherwise defined in this Consent Solicitation Memorandum shall have the meanings given to them in the Rules.

INDICATIVE SOLICITATION TIMETABLE

This timetable is subject to change (including in the event of an Adjourned Meeting) and dates and times may be extended or changed by the Issuer in accordance with the terms of the Consent Solicitation, as described in this Consent Solicitation Memorandum. Accordingly, the actual timetable may differ significantly from the timetable below.

Event	Date and Time
Announcement of Consent Solicitation and Proposal Notice published as described in "The Consent Solicitation – Notices" and delivery of this Consent Solicitation Memorandum.	3 June 2015.
Record Date

The date on which a Bondholder needs to own a beneficial interest (as shown in the records of the relevant Clearing System, or the relevant Monte Titoli Account Holder or Registrar, as the case may be) in the Covered Bonds in order to be entitled to participate in the Consent Solicitation

16 June 2015
Early Voting Deadline

Deadline for Bondholders to deliver or procure delivery on their behalf to the Tabulation Agent of a Voting Instruction in favour of the Extraordinary Resolution in order to be eligible to receive the Early Consent Fee (subject to satisfaction of the Consent Fee Payment Conditions).

4 p.m. (CET) on 16 June 2015.
Expiration Deadline

Deadline for Bondholders to deliver, or prove delivery on their behalf to the Tabulation Agent  of a Voting Instruction in respect of the Extraordinary Resolution in order to participate in the Consent Solicitation and to be eligible to receive the Late Consent Fee (subject to satisfaction of the Consent Fee Payment Conditions) in case of delivery of a Voting Instruction in favour of the Extraordinary Resolution after the Early Voting Deadline.

4 p.m. (CET) on 23 June 2015.
Deadline for requesting Voting Certificates In relation to any Meeting, the latest time for requesting a Voting Certificate to attend and vote at the Meeting in person	4 p.m. (CET) on 23 June 2015 in respect of the initial Meeting and 4 p.m. (CET) on 8 July 2015 in respect of the Adjourned Meeting.
Meeting Time and date of the Meeting.	Initial Meeting 4 p.m. (CET) on 25 June 2015. Adjourned Meeting 4 p.m. (CET) on 10 July 2015.
Announcement and publication of results of Meeting Announcement of the results of the Meeting.
As soon as reasonably practicable after the Meeting (or the Adjourned Meeting) has concluded and the result of the voting on any resolution is known, and in any event no later than 14 (fourteen) days after the date of such Meeting.

Consent Fee Payment Date The date on which the relevant Consent Fee will be paid if the Consent Fee Payment Conditions are satisfied.	On or before the tenth Business Day after the date on which the Extraordinary Resolution is passed.

The relevant times and dates for the Adjourned Meeting are also set out in the Notice.

Bondholders are advised to check with any broker, dealer, commercial bank, custodian, trust company, accountholder or other nominee or trustee through which they hold Covered Bonds whether such broker, dealer, commercial bank, custodian, trust company, accountholder or other nominee or trustee would require receiving any notice or instructions prior to the deadlines set out above.

Unless stated otherwise, announcements of the results of the Meeting will be made: (i) by publication on the Issuer website (www.mps.it) (ii) by delivery of notices through Monte Titoli (and via Monte Titoli also through Euroclear and Clearstream), (ii) through publication on the website of the Luxembourg Stock Exchange (www.bourse.lu) and (iii) by way of notice to the Principal Paying Agent and the Registrar (in the case of Registered Covered Bonds) (with a copy to the Issuer, the Guarantor and the Representative of the Bondholders) within 14 days of the conclusion of the Meeting.

Copies of all such announcements and notices can also be obtained from the Tabulation Agent, the contact details for each of which appear on the last page of this Consent Solicitation Memorandum. Significant delays may be experienced where notices are delivered to the Clearing Systems and Bondholders are urged to contact the Tabulation Agent for the relevant announcements and notices during the course of the Consent Solicitation. In addition, Bondholders may contact the Structuring Adviser and Solicitation Agent, the Solicitation Agents for information on the telephone numbers and emails addresses on the last page of this Consent Solicitation Memorandum.

RISK FACTORS AND OTHER CONSIDERATIONS

Before making a decision with respect to the Consent Solicitation, Bondholders should carefully consider, in addition to the other information contained in this Consent Solicitation Memorandum, the following matters.

Risks and other Considerations Related to the Proposal

All Bondholders are bound by the Extraordinary Resolution.

If the Extraordinary Resolution is passed, all Bondholders of any Series will be bound by the Proposal, including those that voted against or abstained from voting on the Proposal. Non-consenting or abstaining Bondholders, whilst bound by the Proposal, will not be entitled to payment of any Consent Fee.

No assurance that the Proposal will take effect.

The Issuer reserves the right in its absolute discretion to withdraw any parts of the Proposal or to refrain from giving effect to the Extraordinary Resolution once passed.

Obtaining Voting Certificate

In order to obtain a Voting Certificate and procure the delivery of a Certificate of Ownership, Bondholders should get in contact with their relevant intermediary (i.e. the relevant Monte Titoli Account Holder, Euroclear, Clearstream, Luxembourg or the Registrar, as the case may be) or custodian (as applicable) and should note the particular practice and policy of the relevant intermediary or custodian (as applicable), including any earlier deadlines set by such intermediary.

Entitlement to participate in the Consent Solicitation

Only Bondholders who, as at the Record Date, own beneficial interests (as shown in the records of the relevant Clearing System, or the relevant Monte Titoli Account Holders or of the Registrar) in Covered Bonds and whose Covered Bonds are still outstanding as at the Meeting (or the Adjourned Meeting as the case may be), are entitled to participate in the Consent Solicitation and where applicable, to receive the Consent Fee (in this respect please refer to Risk Factor "Consent Fee" below).

Bondholders of the Series 1 Covered Bonds due on 30 June 2015 (ISIN: IT0004618226) should be aware that in case they provide a Voting Instruction by the Early Voting Deadline or the Expiration Deadline, as the case may be, in favour of the Extraordinary Resolution, but the Extraordinary Resolution is not passed at the Meeting (but it is instead passed at the Adjourned Meeting) they will not be entitled to receive the Consent Fee if their Covered Bonds have been redeemed pursuant to their Conditions prior to such Adjourned Meeting.

Voting in respect of the Consent Solicitation.

Bondholders who have acquired their Covered Bonds after the Record Date are not entitled to participate in the Consent Solicitation.

A Bondholder should either deliver (via email) or procure delivery (via email) on its behalf of a valid Voting Instruction in favour of the Extraordinary Resolution to the Tabulation Agent before the Early Voting Deadline (and not validly revoke its Voting Instruction) in order to be eligible to receive the Early Consent Fee (subject to satisfaction of the Consent Fee Payment Conditions) or by the Expiration Deadline, whether in favour or against the Extraordinary Resolution, provided that Bondholders voting in favour by such Expiration Deadline will be eligible to receive the Late Consent Fee (subject to satisfaction of the Consent Fee Payment Conditions and unless they have voted in favour by the Early Voting Deadline and have received the Early Consent Fee, in which case no Late Consent Fee shall be payable) in accordance with the terms of this Consent Solicitation Memorandum.

Bondholders voting by Voting Instruction must also appoint a Proxy to vote on their behalf at the Meeting prior to the Expiration Deadline. Bondholders should be aware that the Tabulation Agent is available to be appointed as Proxy. In addition to the delivery by email of the Voting Instruction to the Tabulation Agent (which is required for a Bondholder to be eligible for the Consent Fee, subject to the satisfaction of the Consent Fee Payment Conditions), the original copy of the Voting Instruction together with the original copy of the appointment of the Proxy must be sent to the relevant Proxy before the Expiration Deadline.

By submitting a valid Voting Instruction to the Tabulation Agent through the relevant intermediary or custodian any Bondholder and any Direct Participant automatically authorises and instructs the relevant Monte Titoli Account Holder or the Registrar (as the case may be) to deliver the relevant Certificate of Ownership to the Tabulation Agent. It is the responsibility of the relevant Monte Titoli Account Holder or the Registrar (as the case may be) to deliver the Certificate of Ownership to the Tabulation Agent.

Only Direct Participants may validly deliver Voting Instructions. Bondholders who are not Direct Participants should arrange for the Direct Participant through which they hold their Covered Bonds to deliver a Voting Instruction on their behalf to the Tabulation Agent through the relevant Monte Titoli Account Holder  or the Registrar (as the case may be), as more particularly described under "The Consent Solicitation – Procedures for Voting".

Bondholders who have not delivered or arranged for the delivery of a Voting Instruction as provided above but who wish to attend and vote at the Meeting may do so by requesting a Voting Certificate.

Bondholders should also note that the Structuring Adviser and Solicitation Agent, each Solicitation Agent (including MPS Capital Services S.p.A.) may have or hold a position (which may or may not be significant in the context of the Proposal) in the Covered Bonds and make, or continue to make, a market in, or vote in respect of, or act as principal in any transactions in, or relating to, or otherwise act in relation to, the Covered Bonds. Each of the Structuring Adviser and Solicitation Agent and the Solicitation Agents may also (i) deliver Voting Instructions or attend and vote at a Meeting or otherwise make arrangements to be represented at a Meeting for their own account and (ii) deliver Voting Instructions or attend and vote at a Meeting or otherwise make arrangements to be represented at a Meeting on behalf of other Bondholders.

Consent Fee.

Bondholders should note that any Consent Fee is only payable to a Bondholder (that is not a Restricted Owner) who has either delivered or procured delivery on its behalf of a valid Voting Instruction in favour of the Extraordinary Resolution either (i) by the Early Voting Deadline (in which case such Bondholder will be eligible to receive the Early Consent Fee) or (ii) following the Early Voting Deadline, but prior to the Expiration Deadline (in such case will be eligible to receive the Late Consent Fee) and in accordance with the terms of this Consent Solicitation Memorandum and has not validly revoked its Voting Instruction.

Bondholders obtaining a Voting Certificate to vote in person at the Meeting will not be eligible to receive any Consent Fee.

Bondholders should note that any Consent Fee is payable only in the event that the Consent Fee Payment Conditions are satisfied.  See "The Consent Solicitation – Consent Fee" for further details.

Only Direct Participants may deliver a valid Voting Instruction to the Tabulation Agent through the relevant Monte Titoli Account Holder or the Registrar (as the case may be). To the extent that the beneficial owner of the Covered Bonds is not a Direct Participant, the Consent Fee (where payable upon satisfaction of the Consent Fee Payment Conditions) will only be paid to the relevant Direct Participant and such payment to the Direct Participant will satisfy the obligations of the Issuer in respect of the payment of the Consent Fee.

Restrictions on the transfer of Covered Bonds.

When considering whether to submit or procure the submission of a Voting Instruction or to request a Voting Certificate in order to attend and vote at the Meeting in person or through a representative, Bondholders should take into account that restrictions on the transfer of the Covered Bonds by Bondholders will apply from the time of such submission or request. Bondholders will, on submitting or procuring the submission of a Voting Instruction or requesting a Voting Certificate, agree that the relevant Covered Bonds will be blocked with the relevant Monte Titoli Account Holder or with the Registrar (as the case may be) with effect from the date on which the Voting Instruction is submitted (unless validly revoked) or the Voting Certificate is requested (as the case may be) until the earlier of (i) the conclusion of the Meeting (or, if applicable, the Adjourned Meeting) and (ii) in case of Registered Covered Bonds the surrender of the Voting Certificate to the Registrar.

Responsibility for Complying with the Procedures of the Consent Solicitation.

Bondholders are responsible for complying with all of the procedures for voting, including the appointment of a Proxy, the delivery of the original copy of the appointment of the Proxy and delivery of the original copy of the Voting Instruction to the relevant Proxy.  By submitting a valid Voting Instruction to the Tabulation Agent through the relevant intermediary or custodian any Bondholder and any Direct Participant automatically authorises and instructs the relevant Monte Titoli Account Holder, or the Registrar (as the case may be) to deliver the relevant Certificate of Ownership to the Tabulation Agent. It is the responsibility of the relevant Monte Titoli Account Holder or the Registrar (as the case may be) to deliver to the Tabulation Agent the relevant Certificate of Ownership.

Bondholders should be aware that: (i) failure to appoint a Proxy, (ii) failure to deliver the original copy of the appointment of the Proxy and the original copy of the Voting Instruction to the relevant Proxy prior to the Expiration Deadline or (iii) failure by the Monte Titoli Account Holders or the Registrar (as the case may be) to deliver the Certificate of Ownership to the Tabulation Agent prior to the Expiration Deadline will result in the relevant Voting Instruction being invalid.

None of the Issuer, the Guarantor, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Representative of the Bondholders, the Principal Paying Agent, the Registrar (where applicable) and the Tabulation Agent assume any responsibility for informing Bondholders of defects, irregularities or delays with respect to the submission of Voting Instructions, appointment of a Proxy or submission of Certificates of Ownership and Voting Certificates.

Subsequent Offers.

Whether or not the Proposal is approved in respect of the Covered Bonds, the Issuer may at any time make or procure the making of a new proposal or offer, including without limitation an exchange offer or a tender offer to the Bondholders (or any of them) on such terms as it may determine. Any such new proposal may be materially less or more favourable to Bondholders.

Holders are responsible for consulting with their advisers.

Bondholders should consult their own tax, accounting, financial and legal advisers regarding the suitability for themselves of the tax, accounting, financial, legal or other consequences of participating or refraining to participate in the Consent Solicitation.

None of the Issuer, the Guarantor, the Principal Paying Agent, the Registrar (where applicable), the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Tabulation Agent, the Representative of Bondholders, or any director, officer, employee, agent or affiliate of any such person, is acting for any Bondholder, or will be responsible to any Bondholder for providing any protections which would be afforded to its clients or for providing advice in relation to the Consent Solicitation, and accordingly none of the Issuer, the Guarantor, the Principal Paying Agent, the Registrar (where applicable), the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Tabulation Agent, the Representative of Bondholders, or any director, officer, employee, agent or affiliate of any such person, makes any recommendation as to whether Bondholders should consent to the Proposal.

Bondholders are responsible for assessing the merits of the Consent Solicitation.

Each Bondholder is responsible for assessing the merits of the Consent Solicitation.  None of the Issuer, the Guarantor, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Principal Paying Agent, the Registrar (where applicable), the Tabulation Agent, or the Representative of the Bondholders, nor any director, officer, employee, agent or affiliate thereof, has made or will make any assessment of the merits of the Consent Solicitation or of the impact of the Consent Solicitation on the interests of the Bondholders either as a class or as individuals or makes any recommendation as to whether a Bondholder should consent to the Proposal.

THE PROPOSAL

1.	Background of the Proposal

The Issuer wishes (i) to obtain the assignment of the rating by DBRS to the Covered Bonds issued and to be issued in the context of the Programme and (ii) to implement a "conditional pass through" mechanism (the "Pass Through Mechanism") which, also in accordance with the most recent criteria of the Rating Agencies (including DBRS), would allow for the reduction of market risk effect on the collateral and a corresponding improvement on the assessment of the de-linkage of the rating of the Covered Bonds to the rating of the Issuer.

The Programme currently provides for a "soft bullet" principal redemption of the Covered Bonds on the relevant Maturity Date (with one year extension period). The implementation of the Pass Through Mechanism will entail that upon failure by the Issuer to pay (in whole or in part) the scheduled principal amount due to the Bondholders with respect to a Series of Covered Bonds on the applicable Maturity Date of the relevant Series and the delivery of a Guarantee Enforcement Notice, if the Guarantor determines on the Extension Determination Date that it has insufficient funds to pay the Final Redemption Amount in respect of such Series or Tranche of Covered Bonds (i) the Maturity Date of the affected Series shall be extended to 38 years thereafter, as will be specified in the relevant Final Terms with respect to the Covered Bonds other than the Registered Covered Bonds and in the Conditions of the Registered Covered Bonds (the "Extended Maturity Date"), and (ii) the Guarantor will use the Guarantor Available Funds derived from the underlying cover pool to repay principal and interest amounts due to the Bondholders in respect of such Series of Covered Bonds on any Guarantor Payment Date throughout such an extended period. Following the delivery of a Guarantee Enforcement Notice and upon breach of the Amortisation Test, the Pass Through Mechanism will apply to any and all Series of Covered Bonds.

In order to comply with DBRS' rating criteria and implement the Pass Through Mechanism, certain amendments to the Programme Documents shall be made. To this purpose, the Issuer proposes to amend the Cover Pool Management Agreement, the Guarantee, the Final Terms of the Covered Bonds already issued, the Master Assets Purchase Agreement, the Subordinated Loan Agreement, the Master Servicing Agreement, the Warranty and Indemnity Agreement, the Intercreditor Agreement, the Cash Allocation, Management and Payments Agreement, the English Account Bank Agreement, the Asset Monitor Agreement; the Master Definitions Agreement and the Conditions by way of a master amendment and restatement agreement (the "Master Amendment and Restatement Agreement").

2.	Changes relating to DBRS

If the Proposal is passed by the Extraordinary Resolution, as a consequence of the rating assessment of DBRS, the following changes in the structure will be reflected in the Programme Documents:

2.1	the Master Asset Purchase Agreement will be amended so to prevent the assignment of new portfolios of assets by the Issuer in case an insolvency event occurs in respect of the Issuer;

2.2
the Master Servicing Agreement will be amended to take into account the DBRS rating trigger for the purposes of the alternative remedies to be implemented by the Servicer when its rating is below a certain rating level (being F1 by Fitch and P-1 by Moody's);

2.3
all Programme Documents will be amended to provide for prior notice to DBRS in case of any significant changes in the structure of, or significant events under the Programme (e.g., amendments to, termination to, or waiver under, the underlying documentation; substitution, succession or replacement, of agents or other counterparties; service of Guarantee Enforcement Notice, Issuer Event of Default or Guarantor Default Notice);

2.4
the Conditions and the other Programme Documents will be amended to reflect that the limited recourse and non-petition provisions, currently applicable for a period of one year and one day, are amended to apply for a period of two years and one day;

2.5
the provisions relating to the enforcement of the Guarantee will be amended to specify that the Guarantee will be also enforceable where the Issuer has timely paid any amount of interest and principal due under the Covered Bonds but such payment has been then clawed back in the context of an insolvency procedure of the Issuer;

2.6	the Master Definitions Agreement and the Conditions will be amended to reflect the rating triggers relating to DBRS in the definitions of "Eligible Investment" and "Eligible Institution";

2.7	the Cover Pool Management Agreement will be amended to take into account the DBRS' rating triggers in the formulas for the calculation of the tests.

3.	Changes relating to the Pass Through Mechanism

If the Proposal is passed by the Extraordinary Resolution, as a consequence of the introduction of the Pass Through Mechanism described above, the following changes in the structure will be reflected in the Programme Documents:

3.1	New definition of Extended Maturity Date

All Series of covered bonds already provide for a 1 year extension period. If the Extraordinary Resolution is passed, the Final Terms of all Series of Covered Bonds (other than the Registered Covered Bonds) and the Conditions of the Registered Covered Bonds will be amended in order to reflect that, upon a Series becoming a Pass Through Series, the relevant maturity date will be extended of 38 years from the original maturity date for such Series.

3.2	Rate of interest applicable to the Pass Through Series

The interest accruing on the relevant Series of Covered Bonds during the extension period will be calculated in accordance with the provisions already provided for under the relevant Final Terms (with respect to the Covered Bonds other than the Registered Covered Bonds) and in the Conditions of the Registered Covered Bonds for the extension period (although for a longer period).

3.3	Enforcement of the Guarantee

The Guarantee is currently enforced upon occurrence of any of the following events (notified to the parties through an Issuer Default Notice):

3.3.1	Non-payments of interest and/or principal on any Series of Covered Bonds;

3.3.2	breach by the Issuer of any obligation under the Programme Documents;

3.3.3	any insolvency event in respect of the Issuer (being a liquidazione coatta amministrativa or amministrazione straordinaria);

3.3.4	temporary suspension of payments decided by the administrator of the Issuer in case of amminstrazione straordinaria of the Issuer;

3.3.5	cessation of business by the Issuer; and

3.3.6	breach of tests provided for under the Programme Documents not cured within the grace period provided therein.

If the Extraordinary Resolution is passed, the enforcement of the Guarantee (notified to the parties through a Guarantee Enforcement Notice) will be limited to those events where the Issuer is actually unable to, or prevented from, performing its obligations thus excluding technical events and, accordingly, will occur only in the cases under 3.3.1 (also as a result of a claw-back), 3.3.3 (to the extent that the insolvency event consists of the mandatory liquidation - liquidazione coatta amminsitrativa - of the Issuer), 3.3.4 and 3.3.6. This change would improve the de-linkage of the Covered Bonds from the rating of the Issuer.

As a consequence, any reference throughout the Programme Documents to Issuer Default Notice to be sent following the occurrence of the abovementioned events shall be replaced with a reference to the Guarantee Enforcement Notice.

3.4	Breach of tests

The breach of any mandatory test which is not currently remedied within 1 months triggers the enforcement of the Guarantee. Again, in order to preserve, to the extent possible, the possibility for the Issuer to continue to perform its obligations before triggering the enforcement of the Guarantee, if the Extraordinary Resolution is passed, such remedy period will be extended from 1 months to 5 months.

3.5	Changes to the Amortisation Test

If the Extraordinary Resolution is passed, a more conservative formula for calculation of the Amortisation Test, providing for an additional overcollateralisation, will be implemented.

Breach of the Amortisation Test

The breach of the Amortisation Test currently triggers an acceleration of any and all Series of Covered Bonds (notified to the parties through a Guarantor Default Notice). If the Extraordinary Resolution is passed, the breach of the Amortisation Test would no longer trigger an acceleration of the Covered Bonds, but would trigger the immediate switch of all Series of Covered Bonds to the Pass Through Mechanism and all such Series shall become Pass Through Series.

3.6	Disposal of Assets

The Programme Documents currently provide that upon enforcement of the Guarantee (irrespective of the event driving the relevant enforcement) the Guarantor shall sell the assets in the cover pool at a price calculated in accordance with a formula that ensures the repayment of the earliest maturing Covered Bonds, provided that, in case of failure of the sale at such price within six months from the maturity date of such earliest maturing Covered Bonds, the sale will be made at the best achievable price. As a consequence of the current structure, in case of failure to sell or in case of insufficiency of the sale amount to meet the Guarantor's payments obligations under the Covered Bonds, would trigger the acceleration of all the Covered Bonds.

In order to maximize the results of the sale attempts and ensure a better administration of the sale and better outcome from the sale given the longer period available to perform an adequate sale of the assets, if the Extraordinary Resolution is passed, following the delivery of a Guarantee Enforcement Notice the Guarantor shall use its best efforts to dispose of the assets included in the Cover Pool, and shall repeat such attempt on a semi-annual basis, as follows:

3.6.1
following the service of a Guarantee Enforcement Notice consequent to a non-payment on a Series of Covered Bonds (as referred under 3.3.1 above), the Guarantor shall use its best efforts to dispose of the assets included in the cover pool starting from at least 30 days after the service of the Guarantee Enforcement Notice (the "Earliest Maturing Sale Date"), in an amount as close as possible to the amount necessary (i) to redeem in full those Series which have become Pass Through Series and/or, only on the Earliest Maturing Sale Date, the Earliest Maturing Covered Bonds and (ii) to pay any interest amount due in respect of the Covered Bonds net of any amounts standing to the credit of the accounts opened in the name of the Guarantor, provided that, (1) prior to and following the sale of such assets, the Amortisation Test is complied with and (2) the Guarantor shall use their best effort to sell the assets, at the first attempt, at a price that ensures that the ratio between the aggregate outstanding principal balance of the Cover Pool and the outstanding principal amount of all Series of Covered Bonds remains unaltered following the sale of the relevant assets and repayment of the Pass Through Series and/or Earliest Maturing Covered Bonds (as the case may be);

3.6.2
following the service of a Guarantee Enforcement Notice other than for a non-payment on a Series of Covered Bonds (as referred to under 3.3.3 (to the extent that the insolvency event consists in the liquidazione coatta amminsitrativa of the Issuer) and 3.3.4) and prior to the breach of the Amortisation Test, the Guarantor shall use its best efforts to dispose of the assets included in the Cover Pool from the date falling six months prior to the Maturity Date of the Earliest Maturing Covered Bonds in an amount as close as possible to the amount necessary (i) to redeem in full those Series which have become Pass Through Series and the Earliest Maturing Covered Bonds and (ii) to pay any interest amount due in respect of the Covered Bonds net of any amounts standing to the credit of the accounts opened in the name of the Guarantor, provided that (1) prior to and following the sale of such assets, the Amortisation Test is complied with and (2) the Guarantor shall use their best effort to sell the assets, at the first attempt, at a price that ensures that the ratio between the aggregate outstanding principal balance of the Cover Pool and the outstanding principal amount of all Series of Covered Bonds remains unaltered following the sale of the relevant assets and repayment of the Pass Through Series and/or Earliest Maturing Covered Bonds (as the case may be);

3.6.3
following the service of a Guarantee Enforcement Notice and if a breach of the Amortisation Test occurs the Guarantor shall use its best effort to sell the assets included in the Cover Pool, starting from the date falling 30 calendar days after the date on which the breach of the Amortisation Test occurred in an amount as close as possible to the amount necessary (i) to redeem in full all Pass Through Series and (ii) to pay any interest amount due in respect of the Covered Bonds net of any amounts standing to the credit of the accounts opened in the name of the Guarantor;

3.6.4	following the service of a Guarantor Default Notice the Guarantor shall immediately sell or otherwise liquidate all the asset included in the Cover Pool.

3.7	Priority of payments

Upon enforcement of the Guarantee, the Guarantor applies its Guarantor Available Funds pursuant to the Guarantee Priority of Payments. In order to avoid any time subordination between the Series of Covered Bonds (regardless the fact that they have become or not Pass Through Series), if the Extraordinary Resolution is passed, the Guarantee Priority of Payments will be amended in order to provide for the payment pari passu and pro rata of all Pass Through Series (both on account of principal and interest in accordance with the Pass Through Mechanism described in the background set out in paragraph 1 above) and any other Series (not yet become Pass Through Series).

The Proposal

The Issuer is seeking approval by way of a single Extraordinary Resolution of the Bondholders in accordance with Rule 24.1.2 and 24.1.5 to:

(i)
approve the Pass Through Mechanism and any amendments to the Programme Documents which are necessary in order to implement such Pass Through Mechanism and obtain the assignment of the rating by DBRS to the Covered Bonds currently outstanding and those to be issued under the Programme; and

(ii)	as a consequence of point (i) above, approve the execution of the Master Amendment and Restatement Agreement,

(collectively the "Proposal")

Assuming the passing of the Extraordinary Resolution, the Proposal will be binding on all holders of the Covered Bonds, including those Bondholders who do not consent to the Proposal.

THE CONSENT SOLICITATION

1.	General

On the terms and subject to the conditions contained in this Consent Solicitation Memorandum, the Issuer is soliciting the approval of the Proposal by the Bondholders of each Series by way of a single Extraordinary Resolution pursuant to the Rule 24.1.2  (that provides that in case of a resolution affecting Covered Bonds of more than one Series but that does not give rise to a conflict of interest between the Bondholders of such Series may be validly passed at a single meeting of the Bondholders of the Series so affected). The Proposal in fact provides for changes which are applicable to and affect all Series of Covered Bonds in the same terms and manner.

The failure of any person to receive a copy of this Consent Solicitation Memorandum or any notice issued by the Issuer in connection with the Consent Solicitation shall not invalidate any aspect of the Consent Solicitation.

No acknowledgement of receipt of any Voting Instruction, Block Voting Instruction or other documents will be given by any of the Issuer, the Guarantor, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Principal Paying Agent, the Registrar (where applicable), the Representative of the Bondholders or the Tabulation Agent.

2.	Consent Fee

Subject to satisfaction of the Consent Fee Payment Conditions, Bondholders who either deliver, or procure delivery on their behalf, of a valid Voting Instruction, in the manner described in "The Consent Solicitation - Procedures for Voting" in favour of the Extraordinary Resolution (which is not validly revoked) (i) by the Early Voting Deadline will be eligible to receive the Early Consent Fee of 0.10 per cent. of the relevant principal amount outstanding of Covered Bonds which are the subject of such Voting Instruction and (ii) following the Early Voting Deadline but prior to the Expiration Deadline, will be eligible to receive the Late Consent Fee of 0.05 per cent. of the relevant principal amount outstanding of Covered Bonds which are the subject of such Voting Instruction.

Any Consent Fee will be paid on the Consent Fee Payment Date subject to the Consent Fee Payment Conditions being satisfied.

No Early Consent Fee will be payable to Bondholders voting in favour of the Extraordinary Resolution after the Early Voting Deadline, no Late Consent Fee will be payable to Bondholders who vote in favour of the Extraordinary Resolution by the Early Voting Deadline and therefore receive the Early Consent Fee and no Consent Fee will be payable to Bondholders voting in favour of the Extraordinary Resolution after the Expiration Deadline attending and voting at the Meeting in person or through a representative, voting against the Extraordinary Resolution or abstaining from voting, or to any Bondholder that validly revokes its Voting Instruction. No Consent Fee will be payable to Bondholders in case the Extraordinary Resolution is not passed, whether at the Meeting or at the Adjourned Meeting, as the case may be.

The Issuer may reject Voting Instructions which it considers in its sole discretion not to have been validly submitted in the Consent Solicitation and the Issuer is under no obligation to the Bondholders to furnish any reason or justification for refusing to accept such Voting Instructions.  For example, Voting Instructions may be rejected and not accepted if any such Voting Instructions do not comply with the requirements of a particular jurisdiction or if it is determined that a Bondholder's participation in the Consent Solicitation would not be permitted under the laws of its jurisdiction of residence or domicile. In such cases no Consent Fee will be payable to such Bondholders.

No Consent Fee will be payable to any Bondholder or beneficial owner of the Covered Bonds that is a Restricted Owner and no provision of any document or agreement relating to the Consent Solicitation shall entitle any Restricted  Owner to payment of any amount in respect of any Consent Fee.

3.	Notices

The Issuer will publish or make available the results of the voting on the Extraordinary Resolution (i) on its website (www.mps.it) (ii) on the website of the Luxembourg Stock Exchange (www.bourse.lu), (iii) through Monte Titoli (and via Monte Titoli also through Euroclear and Clearstream) and (iv) by way of notice to the Principal Paying Agent and the Registrar (in case of Registered Covered Bonds) (with a copy to the Issuer, the Guarantor and the Representative of the Bondholders) within 14 days of the conclusion of the Meeting).

4.	The Meeting

The initial Meeting will start at 4 p.m. (CET) on 25 June 2015 at the offices of the Issuer at Viale Mazzini, 23, 53100 Siena, Italy.

The quorum required for the initial Meeting of the Bondholders is that set out in Rule 9.1.3 to be applied to a single meeting in accordance with Rules 24.1.2 and 24.1.5, being  two or more persons present holding Voting Certificates or being proxies or representatives and holding or representing not less than two-thirds of the aggregate of the Principal Amount Outstanding of the Covered Bonds for the time being outstanding.

In the event that such quorum is not obtained within fifteen minutes of the commencement of the Meeting, the Meeting shall stand adjourned and the adjourned Meeting shall be held on 10 July 2015 (the "Adjourned Meeting"). At the Adjourned Meeting, the quorum shall be two or more persons present holding Voting Certificates or being proxies or representatives and holding or representing not less than one-third of the aggregate of the Principal Amount Outstanding of the Covered Bonds for the time being outstanding.

The majority required to pass the Extraordinary Resolution (including at any Meeting convened following adjournment of the previous Meeting for want of quorum) will be two or more persons holding not less than three quarters of the votes cast at the Meeting.

If passed, the Extraordinary Resolution shall be binding on all Bondholders, whether present or not at the Meeting and or not voting.

5.	Procedures for Voting

On or after the date of this Consent Solicitation Memorandum, a Bondholder may vote in relation to the Consent Solicitation by submitting a Voting Instruction in accordance with this section "Procedures for Voting". Voting Instructions in favour of the Extraordinary Resolution must be received (via email at the address set out at the end of this Consent Solicitation Memorandum) by the Tabulation Agent by the Early Voting Deadline in order to be eligible to receive the Early Consent Fee (subject to satisfaction of the Consent Fee Payment Conditions) or by the Expiration Deadline (whether in favour of the Extraordinary Resolution or against the Extraordinary Resolution, provided that Bondholders voting in favour of the Extraordinary Resolution by such Expiration Deadline will be eligible to receive the Late Consent Fee (subject to satisfaction of the Consent Fee Payment Conditions)) (see "Indicative Solicitation Timetable"), taking into account the deadlines set by the Registrar (where applicable) and any intermediary through which a Bondholder may hold the Covered Bonds. Bondholders voting by Voting Instruction shall also appoint a Proxy to vote on their behalf at the Meeting prior the Expiration Deadline. Bondholders should be aware that the Tabulation Agent is available to be appointed as Proxy.  By submitting a valid Voting Instruction to the Tabulation Agent through the relevant intermediary or custodian any Bondholder and any Direct Participant automatically authorises and instructs the relevant Monte Titoli Account Holder or the Registrar (as the case may be) to deliver the relevant Certificate of Ownership to the Tabulation Agent. In addition to the delivery by email of the Voting Instruction to the Tabulation Agent (which is required for a Bondholder to be eligible to receive the Consent Fee, subject to the satisfaction of the Consent Fee Payment Conditions), the original copy of the Voting Instruction together with the original copy of the appointment of the Proxy must be sent to the relevant Proxy before the Expiration Deadline.

Bondholders who wish to attend and vote in person at the Meeting (or the Adjourned Meeting) should obtain a Voting Certificate from their relevant intermediary (i.e. the relevant Monte Titoli Account Holder, Euroclear, Clearstream, Luxembourg or the Registrar (as the case may be)).

Only Bondholders who, as at the Record Date, own beneficial interests (as shown in the records of the relevant Clearing System, or the relevant Monte Titoli Account Holders or the Registrar (as the case may be)) in the Covered Bonds and provided that such Covered Bonds are still outstanding as at the Meeting (or Adjourned Meeting, as the case may be) are entitled to participate in the Consent Solicitation. Persons becoming Bondholders after the Record Date cannot participate in the Consent Solicitation.

The Voting Certificates provided by a Monte Titoli Account Holder and Block Voting Instructions must be deposited at the Specified Offices of the Principal Paying Agent or the Registrar (as the case may be) or at any other place approved by the Representative of the Bondholders, at least 24 hours before the time fixed for the Meeting. If a Block Voting Instruction or a Voting Certificate is not deposited before such deadline, it shall not be valid.

A Voting Certificate or Block Voting Instruction (unless validly revoked) shall be valid until the end of the Meeting or, if applicable, Adjourned Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Covered Bonds.

Bondholders may contact the Tabulation Agent via email or at its telephone number provided on the last page of this Consent Solicitation Memorandum if they require assistance or information in relation to the procedures for appointing a Proxy,  providing Voting Instructions, providing Certificates of Ownership or requesting Voting Certificates. Forms for appointing a Proxy and Voting Instructions will be available to eligible Bondholders on the Tabulation Agent's website and are available on request from the Tabulation Agent, the Principal Paying Agent, the Structuring Adviser and Solicitation Agent and the Solicitation Agents together with the Consent Solicitation Memorandum.

Only Direct Participants may submit a Voting Instruction. If you are not a Direct Participant you must arrange for the Direct Participant through which you hold Covered Bonds to submit a Voting Instruction on your behalf to the Tabulation Agent through the relevant Monte Titoli Account Holder or the Registrar (as the case may be).

Bondholders whose Covered Bonds are held in the name of a broker, dealer, commercial bank, custodian, trust company, accountant or other nominee or trustee should contact such entity sufficiently in advance of the Early Voting Deadline or the Expiration Deadline if they wish to vote and procure that their Covered Bonds are blocked in accordance with the standard procedures of the relevant Monte Titoli Account Holder or the Registrar (as the case may be) and the deadlines imposed by such Monte Titoli Account Holder or Registrar (as the case may be).

Bondholders are advised to check with any broker, dealer, commercial bank, custodian, trust company, accountholder or other nominee or trustee through which they hold Covered Bonds whether such broker, dealer, commercial bank, custodian, trust company, accountholder or other nominee or trustee would require receiving any notice or instructions prior to the deadlines set out in "Indicative Solicitation Timetable".

The Consent Solicitation is not extended to any Bondholder whose participation in the Consent Solicitation would violate the laws of its jurisdiction of residence or domicile nor to BMPS in its capacity as holder of any Retained Covered Bonds.

All questions as to the form of documents and validity, eligibility (including time of receipt) and acceptance of Voting Instructions will be determined by the Issuer in its sole discretion, and such determination will be final and binding. The Issuer reserves the absolute right to reject any or all Voting Instructions which it determines are not in proper form or which may, upon the advice of the Issuer's legal counsel, be unlawful, including, without limitation, if it is determined that a Bondholder's participation in the Consent Solicitation would not be permitted under the laws of its jurisdiction of residence or domicile. The Issuer also reserves the absolute right to waive any defect, irregularity or delay with regard to any of the Voting Instructions. The Issuer also reserves the absolute right to waive any such defect, irregularity or delay as to particular Voting Instructions, whether or not it elects to waive similar defects, irregularities or any delay in the case of other Voting Instructions. Any defect, irregularity or delay must be cured within such time as the Issuer determines, unless waived by it.  Voting Instructions in the Consent Solicitation will be deemed not to have been submitted until such defects, irregularities or delays have been cured or waived. None of the Issuer, the Guarantor, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Representative of the Bondholders, the Principal Paying Agent, the Registrar (where applicable) and the Tabulation Agent shall be under any duty to give notice to Bondholders of any defects, irregularities or delays in the submission of any Voting Instructions, nor shall any of them incur any liability for failure to give such notice.

Voting Instructions in respect of Covered Bonds held in Euroclear/Clearstream, Luxembourg

With respect to any Covered Bonds held in Euroclear or Clearstream, Luxembourg, an electronic instruction submitted in accordance with the requirements of Euroclear or Clearstream, Luxembourg, as applicable, will be deemed to be a valid Voting Instruction for the purposes of participation in the Consent Solicitation. The receipt of such electronic instruction by Euroclear or Clearstream, Luxembourg, as applicable, will be acknowledged in accordance with the standard practices of Euroclear or Clearstream, Luxembourg, as applicable.

By submitting an electronic instruction in Euroclear or Clearstream, Luxembourg, as applicable, each Direct Participant will be deemed to consent to have Euroclear or Clearstream, Luxembourg, as applicable, provide details concerning such Direct Participant's identity to the Tabulation Agent (and for the Tabulation Agent to provide such details to the Issuer, the Structuring Adviser and Solicitation Agent, Solicitation Agents and Principle Paying Agent).

By submitting a valid electronic instruction to Euroclear or Clearstream, Luxembourg in accordance with the standard procedures of Euroclear or Clearstream, Luxembourg, as applicable, a Bondholder and any Direct Participant submitting such electronic instruction on such Bondholder's behalf shall be deemed to give the acknowledgements, agreements, representations, warranties and undertakings to the Issuer, the Tabulation Agent, the Structuring Adviser and Solicitation Agent and the Solicitation Agents the following as set out in section "Consent Solicitation – Voting Procedure – Acknowledgments, Agreements, Representations, Warranties and Undertakings" in this Consent Solicitation Memorandum.

Euroclear and Clearstream, Luxembourg will each take steps with their depositaries in Monte Titoli to ensure that the electronic instructions received are passed on to the Tabulation Agent by delivering a pdf copy of such electronic instructions (i.e. the swift message received by the relevant Direct Participant) via email to the following address: ufficiomilano@pecserviziotitoli.it.

For the avoidance of doubt, the delivery of an electronic instruction will satisfy the requirement for the delivery of a valid Voting Instruction, but the procedure set out in the section "Consent Solicitation –Procedure for Voting" of this Consent Solicitation Memorandum in relation to the appointment of a Proxy and the delivery of a Certificate of Ownership must still be complied with. In particular each Direct Participant through Euroclear or Clearstream, Luxembourg and/or their depositaries in Monte Titoli, as the case may be, shall appoint a Proxy to vote on its behalf at the Meeting in accordance with the relevant electronic voting instruction and send the original copy of the appointment of the Proxy and deliver the relevant electronic voting instruction to the relevant Proxy prior to the Expiration Deadline.

By submitting an electronic voting instruction to the Tabulation Agent through the relevant intermediary or custodian any Bondholder and any Direct Participant automatically authorises and instructs the relevant Monte Titoli Account Holder to deliver the relevant Certificate of Ownership to the Tabulation Agent. It is the responsibility of the relevant Monte Titoli Account Holder to deliver the Certificate of Ownership to the Tabulation Agent.

Restrictions on Transfer and Revocation

The receipt of a Voting Instruction by the relevant Monte Titoli Account Holder or the Registrar (as the case may be) and the request of a Voting Certificate to attend and vote at the Meeting will be acknowledged in accordance with the standard practices of such Monte Titoli Account Holder or the Registrar (as the case may be) and will result in the blocking of the Covered Bonds with the relevant Monte Titoli Account Holder or with the Registrar (as the case may be) so that no transfer may be effected in relation to such Covered Bonds. Bondholders must take the appropriate steps through the relevant Monte Titoli Account Holder or with the Registrar (as the case may be) so that no transfers or other action may be effected in relation to such blocked Covered Bonds at any time after the date of submission of such Voting Instruction,. By blocking such Covered Bonds each Bondholder will be deemed to consent to have the relevant Monte Titoli Account Holder or the Registrar (as the case may be) provide details concerning such Bondholder's identity to the Tabulation Agent, the Structuring Adviser and Solicitation Agent, the Solicitation Agents and the Issuer.

Voting Instructions submitted in the Consent Solicitation by a Bondholder, or, where such Bondholder is not a Direct Participant, by the relevant Direct Participant on its behalf, may only be revoked by that Bondholder, or the relevant Direct Participant on its behalf, by submitting valid revocation instructions to the Tabulation Agent through the relevant Monte Titoli Account Holder or the Registrar (as the case may be). To be valid, such revocation instruction must specify the Covered Bonds to which the original Voting Instruction related, the securities account in which such Covered Bonds are credited (other than in respect of the Registered Covered Bonds) and any other information required by the Tabulation Agent or the Registrar (where applicable). Any such revocation instruction will only be valid if received by the Tabulation Agent through the relevant Monte Titoli Account Holder or the Registrar (as the case may be) no later than 48 hours before the time fixed for the Meeting.

Acknowledgements, Agreements, Representations, Warranties and Undertakings

By submitting a valid Voting Instruction to the Tabulation Agent through the relevant intermediary or custodian and by requesting a Voting Certificate to attend and vote at the Meeting, any Bondholder and any Direct Participant submitting such Voting Instruction on such Bondholder's behalf or any Bondholder requesting such Voting Certificate shall be deemed to agree, acknowledge, represent, warrant and undertake to the Issuer, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Representative of the Bondholders, the Principal Paying Agent, the Registrar (where applicable) and the Tabulation Agent the following on each of the Early Voting Deadline, the Expiration Deadline, the date of the Meeting and the Consent Fee Payment Date (if the Bondholder or the Direct Participant is unable to give these acknowledgements, agreements, representations, warranties and undertakings, such Bondholder or Direct Participant should contact the Structuring Adviser and Solicitation Agent and the Solicitation Agents immediately):

(i)
it has received and reviewed and accepts the terms, conditions, risk factors and other considerations of the Consent Solicitation and the Extraordinary Resolution, all as described in this Consent Solicitation Memorandum;

(ii)
it is assuming all the risks inherent in participating in the Consent Solicitation and has undertaken all the appropriate analysis of the implications of the Consent Solicitation without reliance on the Issuer, the Guarantor, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Representative of Bondholders, the Principal Paying Agent, the Registrar (where applicable) and the Tabulation Agent;

(iii)
it has observed the laws of all relevant jurisdictions, obtained all requisite governmental, exchange control or other required consents, complied with all requisite formalities and paid any issue, transfer or other taxes or requisite payments due from it in each respect in connection with any vote in favour or acceptance of the Proposal, in any jurisdiction and that it has not taken or omitted to take any action in breach of the representations or which will or may result in the Issuer, the Representative of the Bondholders or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with any votes in favour of the Proposal;

(iv)	it has full power and authority to vote in the Meeting in respect of the relevant Covered Bonds;

(v)
it agrees to ratify and confirm each and every act or thing that may be done or effected by the Issuer, the Guarantor, the Representative of the Bondholders, any of their respective directors or any person nominated by the Issuer or the Guarantor in the proper exercise of his or her powers and/or authority hereunder;

(vi)
it agrees to do all such acts and things as shall be necessary and execute any additional documents deemed by the Issuer or the Guarantor to be desirable, in each case to perfect any of the authorities expressed to be given hereunder;

(vii)
it will, upon request, execute and deliver any additional documents and/or do such other things deemed by the Issuer or the Guarantor to be necessary or desirable to effect submission of the Block Voting Instructions related to such Covered Bonds or to evidence such power and authority;

(viii)
by blocking the Covered Bonds with the relevant Monte Titoli Account Holder or with the Registrar (as the case may be), it will be deemed to consent to have the relevant Monte Titoli Account Holder or the Registrar (as the case may be) provide details concerning the Bondholder's and Direct Participant's identity to the Tabulation Agent, the Structuring Adviser and Solicitation Agent, the Solicitation Agents and the Issuer;

(ix)
all authority conferred or agreed to be conferred pursuant to these acknowledgements, agreements, representations, warranties and undertakings, and all of its obligations thereunder, shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity;

(x)
no information has been provided to it by the Issuer, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Representative of the Bondholders, the Principal Paying Agent, the Registrar (where applicable) or the Tabulation Agent, or any of their respective directors, officers, employees, affiliates or agents, with regard to the financial, legal or tax consequences for Bondholders arising from the Consent Solicitation and the receipt of the Consent Fee, and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of the Consent Solicitation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuer, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Representative of the Bondholders, the Principal Paying Agent, the Registrar (where applicable), the Tabulation Agent or any of their respective directors, officers, employees, affiliates or agents, or any other person in respect of such taxes and payments;

(xi)
it is not a person to whom it is unlawful to make the Proposal pursuant to the Consent Solicitation under applicable securities laws and it is permitted under the laws of its jurisdiction of residence and domicile to participate in the Consent Solicitation;

(xii)
it holds and will hold, until the earliest of (i) the date on which the relevant Voting Instruction is validly revoked in accordance with the terms of this Consent Solicitation Memorandum; (ii) the conclusion of the Meeting (or, if applicable, any adjournment of the Meeting); and (iii) with respect to the Registered Covered Bonds, the surrender to the Registrar, the relevant Covered Bonds blocked with the relevant Monte Titoli Account Holder or with the Registrar (as the case may be) ;

(xiii)
it acknowledges that none of the Issuer, the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Tabulation Agent, the Principal Paying Agent and the Representative of the Bondholders or any of their respective affiliates, directors or employees has made any recommendation as to whether to vote in favour of or against the Extraordinary Resolution and it represents that it has made its own decision with regard to voting in favour of the Extraordinary Resolution based on any legal, tax or financial advice that it has deemed necessary to seek;

(xiv)
it is not a Restricted Owner or, where it is a Restricted Owner, that it has identified itself as such in the Voting Instruction and acknowledges and agrees that it shall have no right to payment of any Consent Fee, notwithstanding the delivery, and non revocation, of a Voting Instruction in favour of the Extraordinary Resolution) and shall not make any claim in respect thereof; and

(xv)
for the past 5 years it has not knowingly engaged in, is not knowingly engaged in, and will not engage in any dealing or transactions with any persons that the at the time of the dealing or transaction is or was a Restricted Owner.

By submitting a valid Voting Instruction to the Tabulation Agent through the relevant intermediary or custodian any Bondholder and any Direct Participant automatically authorises and instructs the relevant Monte Titoli Account Holder or the Registrar (as the case may be) to deliver the relevant Certificate of Ownership to the Tabulation Agent.

Validity of Consent Instructions for adjourned meetings

Any Voting Instruction received by the Tabulation Agent before the Expiration Deadline (which is not validly revoked) will remain valid for the purposes of the Adjourned Meeting and, for such purposes, any proxies appointed as a result thereof shall be deemed reappointed for the purposes of the Adjourned Meeting.

6.	Extension, Amendment and Termination

Notwithstanding any other provision of the Consent Solicitation, the Issuer may, subject to applicable laws, at its option, amend the Consent Solicitation (other than the terms of the Extraordinary Resolution) in any respect.

No material amendment may be made later than 11.00 a.m. (CET) on the fourth Business Day before the relevant initial Meeting.

If any such amendment as is referred to above is made which, in the Issuer's opinion (in consultation with the Structuring Adviser and Solicitation Agent, the Solicitation Agents and the Representative of the Bondholders), is materially prejudicial to the interests of the relevant Bondholders, the Extraordinary Resolution will not be presented to the Meeting and a new meeting may be convened by the Issuer to consider a new extraordinary resolution which incorporates those amendments.

The Issuer will ensure that Bondholders are notified of any such amendment as soon as is reasonably practicable thereafter (and in any event not later than 11.00 a.m. (CET) on the fourth Business Day before the initial Meeting) by giving notice using the methods set out in "The Consent Solicitation – Notices" above.

The Issuer also reserves the right to waive any or all of the conditions of the Consent Solicitation as set out in this Consent Solicitation Memorandum subject to the provisions set out above.

The Issuer reserves the right, at its sole discretion, to withdraw any parts of the Proposal at any time before the Initial Meeting (or the Adjourned Meeting) even if the Extraordinary Resolution is passed. In the event that the Proposal is withdrawn, the Meeting may still be held, but the Issuer will be under no obligation to give effect to the Extraordinary Resolution.

The Issuer also reserves the right, at its sole discretion at any time prior to the Expiration Deadline, to terminate the Consent Solicitation.

7.	Governing Law and Forum

The Consent Solicitation, this Consent Solicitation Memorandum, any Voting Instruction, any Block Voting Instruction, any Voting Certificate and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, shall be governed by the laws of Italy. Submission by, or, where the relevant Bondholder is not a Direct Participant, by the relevant Participant on behalf of, a Bondholder of a Block Voting Instruction constitutes such Bondholder's submission, in relation to all matters arising out of or in connection with the Consent Solicitation, this Consent Solicitation Memorandum, any Voting Instruction, any Block Voting Instruction and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, to the exclusive jurisdiction of the courts of Siena.

TAX CONSEQUENCES

In view of the number of different jurisdictions where tax laws may apply to a Bondholder, this Consent Solicitation Memorandum does not discuss the tax consequences to Bondholders of the Consent Solicitation or their receipt of the Consent Fee. Bondholders are urged to consult their own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to them.  Bondholders are liable for their own taxes and have no recourse to the Issuer, the Guarantor, the Structuring Adviser and Solicitation Agent, the Solicitation Agent(s), the Representative of the Bondholders, the Principal Paying Agent, the Registrar (where applicable) or the Tabulation Agent with respect to taxes arising in connection with the Consent Solicitation.

THE STRUCTURING ADVISER AND SOLICITATION AGENT AND SOLICITATION AGENTS

The Issuer has retained (i) The Royal Bank of Scotland plc to act as the Structuring Adviser and Solicitation Agent and (ii) J.P.Morgan Securities plc, MPS Capital Services S.p.A. and UniCredit Bank AG to act as Solicitation Agents for the Consent Solicitation. The Structuring Adviser and Solicitation Agent and the Solicitation Agents and their respective affiliates may contact Bondholders regarding the Consent Solicitation and may request brokerage houses, custodians, nominees, fiduciaries and others to forward this Consent Solicitation Memorandum, forms of Voting Instruction, forms to appoint a Proxy and any other related materials to Bondholders. The Issuer has entered into a solicitation agency agreement with the Structuring Adviser and Solicitation Agent and the Solicitation Agents which contains certain provisions regarding payment for fees, expense reimbursement and indemnity arrangements. The Solicitation Agents and their affiliates have provided and continue to provide certain investment banking services to the Issuer, for which they have received and will receive compensation that is customary for services of such nature.

None of the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Guarantor, the Representative of the Bondholders, the Tabulation Agent, the Principal Paying Agent, the Registrar (where applicable) and the Clearing Systems nor any of their respective directors, officers, employees, agents or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Consent Solicitation, or for any failure by the Issuer to disclose events that may have occurred and may affect the significance or accuracy of such information.

Each of the Structuring Adviser and Solicitation Agent and the Solicitation Agents may have or hold a position (which may or may not be significant in the context of the Proposal) in the Covered Bonds and make, or continue to make, a market in, or vote in respect of, or act as principal in any transactions in, or relating to, or otherwise act in relation to, the Covered Bonds. Each of the Structuring Adviser and Solicitation Agent and the Solicitation Agents may also (i) deliver Voting Instructions or attend and vote at a Meeting or otherwise make arrangements to be represented at a Meeting for their own account and (ii) deliver Voting Instructions or attend and vote at a Meeting or otherwise make arrangements to be represented at a Meeting on behalf of other Bondholders.

None of the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Guarantor, the Tabulation Agent, the Principal Paying Agent, the Registrar (where applicable) and any of their respective directors, officers, employees, agents or affiliates is acting for any Bondholder, or will be responsible to any Bondholder for providing any protections which would be afforded to its clients or for providing advice in relation to the Consent Solicitation or the Proposal, and accordingly none of the Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Tabulation Agent, the Principal Paying Agent, the Registrar (where applicable) and any of their respective directors, officers, employees, agents or affiliates makes any representation or recommendation whatsoever regarding the Consent Solicitation or the Proposal, or any recommendation as to whether Bondholders should approve the Proposal.

ANNEX
FORM OF NOTICE AND EXTRAORDINARY RESOLUTION IN RESPECT OF THE COVERED BONDS

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF BONDHOLDERS. IF BONDHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD CONSULT THEIR OWN INDEPENDENT PROFESSIONAL ADVISERS.

NOTICE OF A MEETING by

Banca Monte dei Paschi di Siena S.p.A.
(incorporated as a joint stock company (società per azioni) in the Republic of Italy)
(the "Issuer")

to the holders (the "Bondholders") of the

Euro 1,000,000,000 Series 1 Fixed Covered Bonds due 30 June 2015 (ISIN: IT0004618226)
Euro 1,470,000,000 Series 4 Fixed Covered Bonds due 9 February 2018 (ISIN: IT0004689912)
Euro 1,250,000,000 Series 5 Fixed Covered Bonds due 15 September 2016 (ISIN: IT0004702251)
Euro 500,000,000 Series 9 Floating Covered Bonds due 29 September 2015 (ISIN: IT0004985211)
Euro 400,000,000 Series 12 Floating Covered Bonds due 29 March 2017 (ISIN: IT0004999196)
Euro 500,000,000 Series 13 Floating Covered Bonds due 30 June 2017 (ISIN: IT0004999204)
Euro 500,000,000 Series 14 Floating Covered Bonds due 29 September 2017 (ISIN: IT0004999246)
Euro 1,000,000,000 Series 15 Fixed Covered Bonds due 16 April 2021 (ISIN: IT0005013971)
Euro 1,500,000,000 Series 16 Fixed Covered Bonds due 16 July 2024 (ISIN: IT0005038283)
(the "Dematerialised Covered Bonds")
Euro 75,000,000 Series 1 Fixed Registered Covered Bonds due 13 May 2026 (ISIN: IT0004721541)
Euro 75,000,000 Series 2 Fixed Registered Covered Bonds due 13 May 2030 (ISIN: IT0004721558)
Euro 50,000,000 Series 3 Fixed Registered Covered Bonds due 13 May 2031 (ISIN IT0004721566)
(the "Registered Covered Bonds")
 (each a "Series" and together the "Covered Bonds")

issued under the €10,000,000,000 Covered Bond Programme
unconditionally and irrevocably guaranteed as to payments of interest and principal by MPS Covered Bond S.r.l.
(the "Programme")

NOTICE IS HEREBY GIVEN that Bondholders are hereby invited to attend a Meeting of the Bondholders convened by the Issuer on 25 June, for the purpose of considering and, if thought fit, passing the resolution set out below which will be proposed at the Meeting as an extraordinary resolution (the ("Extraordinary Resolution") in accordance with the provisions of the rules of the organisation of the Bondholders (the "Rules") set out in the Prospectus dated 20 December 2013 or, with respect to the Registered Covered Bonds, the "Rules of the Organisation of the Bondholders" dated 11 May 2011. Unless the context otherwise requires, capitalised terms used but not defined in this Notice shall have the meaning given in the Rules or the Consent Solicitation Memorandum dated 29

May 2015 in connection with the Covered Bonds (the "Consent Solicitation Memorandum"), as applicable.

The Extraordinary Resolution set out below is not conditional upon the passing of any other extraordinary resolution by the holders of any other securities of the Issuer. The references in the Extraordinary Resolution set out below to "Covered Bonds" shall be to the relevant Series listed above.

The Meeting in respect of the Covered Bonds shall be held at the offices of the Issuer at Viale Mazzini, 23, 53100 Siena, Italy on 25 June 2015 at 4 p.m. (CET) and, if the quorum is not present within fifteen minutes of the commencement of the Meeting, on 10 July 2015 in respect of the Adjourned Meeting, in each case at the same time and location and to resolve upon the following:

AGENDA

(i)
approval of the Pass Through Mechanism and any amendments to the Programme Documents which are necessary in order to implement such Pass Through Mechanism and obtain the assignment of the rating by DBRS to the Covered Bonds issued and to be issued under the Programme;

(ii)	as a consequence of point (i) above, approval of the execution of the Master Amendment and Restatement Agreement;

(iii)	connected and consequential resolutions;

so as to propose to the Meeting of the Bondholders the approval of the following:

EXTRAORDINARY RESOLUTION

"THAT THIS MEETING of the holders (the "Bondholders") of the Euro 1,000,000,000 Series 1 Fixed Covered Bonds due 30 June 2015 (ISIN: IT0004618226), Euro 1,470,000,000 Series 4 Fixed Covered Bonds due 9 February 2018 (ISIN: IT0004689912), Euro 1,250,000,000 Series 5 Fixed Covered Bonds due 15 September 2016 (ISIN: IT0004702251), Euro 500,000,000 Series 9 Floating Covered Bonds due 29 September 2015 (ISIN: IT0004985211), Euro 400,000,000 Series 12 Floating Covered Bonds due 29 March 2017 (ISIN: IT0004999196), Euro 500,000,000 Series 13 Floating Covered Bonds due 30 June 2017 (ISIN: IT0004999204), Euro 500,000,000 Series 14 Floating Covered Bonds due 29 September 2017 (ISIN: IT0004999246), Euro 1,000,000,000 Series 15 Fixed Covered Bonds due 16 April 2021 (ISIN: IT0005013971), Euro 1,500,000,000 Series 16 Fixed Covered Bonds due 16 July 2024 (ISIN: IT0005038283) , Euro 75,000,000 Series 1 Fixed Registered Covered Bonds due 13 May 2026 (ISIN: IT0004721541) , Euro 75,000,000 Series 2 Fixed Registered Covered Bonds due 13 May 2030 (ISIN: IT0004721558), Euro 50,000,000 Series 3 Fixed Registered Covered Bonds due 13 May 2031 (ISIN IT0004721566) (the "Covered Bonds") of Banca Monte dei Paschi di Siena S.p.A. a società per azioni incorporated under the laws of the Republic of Italy (the "Issuer") hereby:

(i)	authorises the Representative of the Bondholders, the financial advisers and legal advisers of the Issuer and the Representative of the Bondholders to attend and speak at this Meeting;

(ii)	acknowledges that terms not otherwise defined in this Extraordinary Resolution have the following meanings:

24 hours
Means a period of 24 hours including all or part of a day on which banks are open for business both in the place where the Meeting is to be held and in each of the places where the paying agents or the Registrar, as the case may be, have their Specified Offices.

48 hours	Means two consecutive periods of 24 hours.
Block Voting Instruction	"Block Voting Instruction" as defined in the Rules applicable to the relevant Covered Bonds.
Certificate of Ownership
Means (i) with respect to the Covered Bonds other than the Registered Covered Bonds, the certificate attesting the ownership of the Covered Bonds by a Bondholder as at the Record Date, to be sent to the Tabulation Agent by the Monte Titoli Account Holder of any such Bondholders wishing to vote, and (ii) with respect to the Registered Covered Bonds, an extract of the Register as at the Record Date attesting the ownership of the Registered Covered Bonds to be sent by the Registrar to the Tabulation Agent.
With respect to those Bondholders voting directly at the Meeting the Certificate of Ownership will represent the Voting Certificate.

Chairman	Means the person who takes the chair of the Meeting in accordance with Rules.
Conditions
Means (i) in respect of the Covered Bonds other than the Registered Covered Bonds, the terms and conditions of the Covered Bonds set out in the Prospectus dated 20 December 2013 and (ii) with respect to the Registered Covered Bonds, the "Terms and Conditions" dated 11 May 2011.

Consent Fee	Means the Early Consent Fee or the Late Consent Fee, as the case may be.
Consent Fee Payment Conditions
The payment of the Consent Fee to the Bondholders that have delivered to the Tabulation Agent a copy of a valid Voting Instruction in favour of the Extraordinary Resolution in accordance with section "Consent Solicitation - Procedure for Voting" is subject to the following conditions:

(a)	the approval and passing of the Extraordinary Resolution by the Bondholders, whether at the Meeting or at the Adjourned Meeting, as the case may be;
(b)	the delivery of the relevant Certificate of Ownership to the Tabulation Agent through the relevant Monte Titoli Account Holder or the Registrar (as the case may be) prior to the Expiration Deadline; and
(c)	the delivery of the original copy of the Voting Instruction and the delivery of the original copy of the appointment of the Proxy to the relevant Proxy prior to the Expiration Deadline.

Consent Fee Payment Date
The date on which the Consent Fee is paid (subject to satisfaction of the Consent Fee Payment Conditions) being on or before the tenth Business Day after the date on which the Extraordinary Resolution is passed.

Consent Solicitation Memorandum	Means the consent solicitation memorandum in respect of the Covered Bonds dated 3 June 2015.
Covered Bonds
Means any series of Covered Bonds issued or to be issued in the context of the Programme, including the Registered Covered Bonds, being as at the date of this Consent Solicitation Memorandum:

Euro 1,000,000,000 Series 1 Fixed Covered Bonds due 30 June 2015 (ISIN: IT0004618226)

Euro 1,470,000,000 Series 4 Fixed Covered Bonds due 9 February 2018 (ISIN: IT0004689912)

Euro 1,250,000,000 Series 5 Fixed Covered Bonds due 15 September 2016 (ISIN: IT0004702251)

Euro 500,000,000 Series 9 Floating Covered Bonds due 29 September 2015 (ISIN: IT0004985211)

Euro 400,000,000 Series 12 Floating Covered Bonds due 29 March 2017 (ISIN: IT0004999196)

Euro 500,000,000 Series 13 Floating Covered Bonds due 30 June 2017 (ISIN: IT0004999204)

Euro 500,000,000 Series 14 Floating Covered Bonds due 29 September 2017 (ISIN: IT0004999246)

Euro 1,000,000,000 Series 15 Fixed Covered Bonds due 16 April 2021 (ISIN: IT0005013971)

Euro 1,500,000,000 Series 16 Fixed Covered Bonds due 16 July 2024 (ISIN: IT0005038283)

Euro 75,000,000 Series 1 Fixed Registered Covered Bonds due 13 May 2026 (ISIN: IT0004721541)

Euro 75,000,000 Series 2 Fixed Registered Covered Bonds due 13 May 2030 (ISIN: IT0004721558)

Euro 50,000,000 Series 3 Fixed Registered Covered Bonds due 13 May 2031 (ISIN IT0004721566)

DBRS	Means DBRS Limited Rating.
Early Consent Fee
The fee to be paid (subject to satisfaction of the Consent Fee Payment Conditions) by the Issuer to Bondholders (that are not Restricted Owners) who either deliver, or procure delivery on their behalf, of a valid Voting Instruction, in the manner described in "The Consent Solicitation - Procedures for Voting" in favour of the Extraordinary Resolution which is received by the Tabulation Agent by the Early Voting Deadline, being equal to 0.10 per cent. of the relevant principal amount outstanding (and is, for the avoidance of doubt, not validly revoked) of the Covered Bonds which are the subject of such Voting Instruction.
The relevant Consent Fee will be paid as described in "The Consent Solicitation – Consent Fee".

Early Voting Deadline
4 p.m. (CET) on 16 June 2015, being the deadline for Bondholders to deliver, or to procure the delivery on their behalf of, a valid Voting Instruction, in the manner described in "The Consent Solicitation - Procedures for Voting" in favour of the Extraordinary Resolution in order to be eligible (subject to satisfaction of the Consent Fee Payment Conditions) for the Early Consent Fee.

Expiration Deadline
4 p.m. (CET) on 23 June 2015, being the deadline for Bondholders to deliver, or to procure the delivery on their behalf of, a valid Voting Instruction (whether in favour or against the Extraordinary Resolution, provided that Bondholders voting in favour by such Expiration Deadline will be eligible to receive the Late Consent Fee (subject to satisfaction of the Consent Fee Payment Conditions) in the manner described in "The Consent Solicitation - Procedures for Voting".

Final Terms	In relation to any Series or Tranche of Covered Bonds (other than the Registered Covered Bonds), the document completing the Conditions with the relevant final terms.
Late Consent Fee
The fee to be paid (subject to satisfaction of the Consent Fee Payment Conditions) by the Issuer to Bondholders (that are not Restricted Owners) who either deliver, or procure delivery on their behalf to the Tabulation Agent, of a valid Voting Instruction, in the manner described in "The Consent Solicitation - Procedures for Voting" in favour of the Extraordinary Resolution following the Early Voting Deadline, but prior to the Expiration Deadline, (and is, for the avoidance of doubt, not validly revoked), being equal to 0.05 per cent. of the relevant principal amount outstanding of the Covered Bonds which are the subject of such Voting Instruction.
The relevant Consent Fee will be paid as described in "The Consent Solicitation – Consent Fee".

Monte Titoli	Means Monte Titoli S.p.A.
Pass Through Mechanism	Means the conditional pass through mechanism described in the Proposal. Please refer to section "The Proposal – Background of the Proposal" of this Notice.
Principal Amount Outstanding
Means, on any day: (a) in relation to a Covered Bond, the principal amount of that Covered Bond upon issue less the aggregate amount of any principal payments in respect of that Covered Bond which have become due and payable (and been paid) on or prior to that day; and (b) in relation to the Covered Bonds outstanding at any time, the aggregate of the amount in (a) in respect of all Covered Bonds outstanding.

Principal Paying Agent	The Bank of New York Mellon (Luxembourg) S.A., Italian Branch.
Programme Documents
The Master Assets Purchase Agreement, the Subordinated Loan Agreement, the Master Servicing Agreement, the Warranty and Indemnity Agreement, the Intercreditor Agreement, the Cash Allocation, Management and Payments Agreement, the English Account Bank Agreement, the Cover Pool Management Agreement, the Guarantee, the Asset Monitor Agreement, the Final Terms of the Covered Bonds, the Master Definitions Agreement and the Conditions.

Proxy	Means a person appointed by a Bondholder to vote on its behalf at the Meeting in accordance with the relevant Bondholders' Voting Instruction.
Record Date	Means the date falling 7 Business Days prior to the Meeting.
Register	Means the register maintained with the Registrar in respect of the Registered Covered Bonds.
Registered Covered Bonds
Means the Covered Bonds issued in registered form in the context of the Programme, being as at the date of this Consent Solicitation Memorandum:

Euro 75,000,000 Series 1 Fixed Registered Covered Bonds due 13 May 2026 (ISIN: IT0004721541)

Euro 75,000,000 Series 2 Fixed Registered Covered Bonds due 13 May 2030 (ISIN: IT0004721558)

Euro 50,000,000 Series 3 Fixed Registered Covered Bonds due 13 May 2031 (ISIN IT0004721566).

Registrar
Means any institution appointed by the Issuer to act as registrar in respect of the Registered Covered Bonds under the Programme, being, in respect of the Registered Covered Bonds currently issued, Deutsche Bank Aktiengesellschaft.

Restricted Owner
Any Direct Participant, beneficial owner or other intermediary of any Series that is:

(i)    a person that is, or is owned or controlled by a person that is, described or designated as a "specially designated national" or "blocked person" in the most current U.S. Treasury Department list of "Specially Designated National and Blocked Persons" (which can be found at: http://sdnsearch.ofac.treas.gov/ ); or

(ii)    currently the subject or the target of, or in violation of, any sanctions under (1) the laws and regulations that have been officially published and are administered or enforced by the government of the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), or any enabling legislation or executive order relating thereto; or (2) any equivalent sanctions or measures officially published and imposed by the European Union or any member states of the European Union, Her Majesty's Treasury, the United Nations Security Council or any other relevant sanctions authority, including sanctions imposed against certain states, organisations and individuals under the European Union's Common Foreign & Security Policy (collectively "Sanctions"); or

(iii)    located, organised or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria.

Retained Covered Bonds	Any of the Covered Bonds retained or held by or on behalf of Banca Monte dei Paschi di Siena S.p.A..
Rules
Means (i) in respect of the Covered Bonds other than the Registered Covered Bonds, the "Rules of the Organisation of the Bondholders" set out in the Prospectus of the Programme dated 20 December 2013 and (ii) with respect to the Registered Covered Bonds, the "Rules of the Organisation of the Bondholders" dated 11 May 2011.

Solicitation Agent(s)	J.P. Morgan Securities plc, MPS Capital Services S.p.A. and UniCredit Bank AG
Structuring Adviser and Solicitation Agent	The Royal Bank of Scotland plc.
Voting Certificate	"Voting Certificate" as defined in the Rules applicable to the relevant Covered Bonds.
Voting Instruction
The voting instruction that must be delivered to the Tabulation Agent, by each Direct Participant, whether directly or through the relevant Monte Titoli Account Holder or the Registrar (as the case may be), stating that the vote(s) attributable to the Covered Bonds that are the subject of such voting instruction should be cast in a particular way in relation to the Extraordinary Resolution (either in favour of the Extraordinary Resolution or against the Extraordinary Resolution).

HEREBY RESOLVES AS FOLLOWS:

(i)
to approve the Pass Through Mechanism and any amendments to the Programme Documents which are necessary in order to implement such Pass Through Mechanism and obtain the assignment of the rating by DBRS to the Covered Bonds issued and to be issued under the Programme;

(ii)	as a consequence of point (i) above, to approve the execution of the Master Amendment and Restatement Agreement, (collectively the "Proposal");

(iii)
to authorise, direct, request and empower the Representative of the Bondholders to concur in, and to execute and do, the Master Amendment Agreement and all such other deeds, instruments, acts and things as may be necessary or appropriate to carry out and give effect to this Extraordinary Resolution and the Proposal;

(iv)
to discharge and exonerate the Representative of the Bondholders from all liabilities for which it may have become or may become liable under the Conditions and the Rules of the Covered Bonds (other than the Registered Covered Bonds), the Terms and Conditions and the Rules of the Organisation of the Bondholders in respect of the Registered Covered Bonds dated 11 May 2011 and/or the Programme Documents in respect of any act or omission in connection with this Extraordinary Resolution or its implementation, the modifications referred to in paragraphs (i) and (ii) above or the implementation of those modifications, unless such liabilities arise from gross negligence (colpa grave) or wilful misconduct (dolo) of the Representative of the Bondholders;

(v)
to irrevocably waive any claim the Bondholders may have against the Representative of the Bondholders for any loss or damage that the Bondholders may suffer or incur as a result of the Representative of the Bondholders acting upon this Extraordinary Resolution and/or its entry into and performance under the Master Amendment Agreement and any other deeds, instruments, acts and things as may be necessary or appropriate to carry out and give effect to this Extraordinary Resolution and the Proposal, unless such loss or damage arise from gross negligence (colpa grave) or wilful misconduct (dolo) of the Representative of the Bondholders;

(vi)
to sanction and assent to every abrogation, variation, amendment, modification, compromise or arrangement in respect of the rights of the Bondholders against the Issuer or the Guarantor or against any of their property whether such rights shall arise under the Conditions and the Rules of the Covered Bonds (other than the Registered Covered Bonds), the Terms and Conditions and the Rules of the Organisation of the Bondholders in respect of the Registered Covered Bonds dated 11 May 2011 or otherwise be involved in or resulting from the modifications referred to in paragraphs (i) and (ii) above.

THE PROPOSAL

1.	Background of the Proposal

The Issuer wishes (i) to obtain the assignment of the rating by DBRS to the Covered Bonds issued and to be issued in the context of the Programme and (ii) to implement a "conditional pass through" mechanism (the "Pass Through Mechanism") which, also in accordance with the most recent criteria of the Rating Agencies (including DBRS), would allow for the reduction of market risk effect on the collateral and a corresponding improvement on the assessment of the de-linkage of the rating of the Covered Bonds to the rating of the Issuer.

The Programme currently provides for a "soft bullet" principal redemption of the Covered Bonds on the relevant Maturity Date (with one year extension period). The implementation of the Pass Through Mechanism will entail that upon failure by the Issuer to pay (in whole or in part) the scheduled principal amount due to the Bondholders with respect to a Series of Covered Bonds on the applicable Maturity Date of the relevant Series and the delivery of a Guarantee Enforcement Notice, if the Guarantor determines on the Extension Determination Date that it has insufficient funds to pay the Final Redemption Amount in respect of such Series or Tranche of Covered Bonds (i) the Maturity Date of the affected Series shall be extended to 38 years thereafter, as will be specified in the relevant Final Terms with respect to the Covered Bonds other than the Registered Covered Bonds and in the Conditions of the Registered Covered Bonds (the "Extended Maturity Date"), and (ii) the Guarantor will use the Guarantor Available Funds derived from the underlying cover pool to repay principal and interest amounts due to the Bondholders in respect of such Series of Covered Bonds on any Guarantor Payment Date throughout such an extended period. Following the delivery of a Guarantee Enforcement Notice and upon breach of the Amortisation Test, the Pass Through Mechanism will apply to any and all Series of Covered Bonds.

In order to comply with DBRS' rating criteria and implement the Pass Through Mechanism, certain amendments to the Programme Documents shall be made. To this purpose, the Issuer proposes to amend the Cover Pool Management Agreement, the Guarantee, the Final Terms of the Covered Bonds already issued, the Master Assets Purchase Agreement, the Subordinated Loan Agreement, the Master Servicing Agreement, the Warranty and Indemnity Agreement, the Intercreditor Agreement, the Cash Allocation, Management and Payments Agreement, the English Account Bank Agreement, the Asset Monitor Agreement; the Master Definitions Agreement and the Conditions by way of a master amendment and restatement agreement (the "Master Amendment and Restatement Agreement").

2.	Changes relating to DBRS

If the Proposal is passed by the Extraordinary Resolution, as a consequence of the rating assessment of DBRS, the following changes in the structure will be reflected in the Programme Documents:

2.1	the Master Asset Purchase Agreement will be amended so to prevent the assignment of new portfolios of assets by the Issuer in case an insolvency event occurs in respect of the Issuer;

2.2
the Master Servicing Agreement will be amended to take into account the DBRS rating trigger for the purposes of the alternative remedies to be implemented by the Servicer when its rating is below a certain rating level (being F1 by Fitch and P-1 by Moody's);

2.3
all Programme Documents will be amended to provide for prior notice to DBRS in case of any significant changes in the structure of, or significant events under the Programme (e.g., amendments to, termination to, or waiver under, the underlying documentation; substitution, succession or replacement, of agents or other counterparties; service of Guarantee Enforcement Notice, Issuer Event of Default or Guarantor Default Notice);

2.4
the Conditions and the other Programme Documents will be amended to reflect that the limited recourse and non-petition provisions, currently applicable for a period of one year and one day, are amended to apply for a period of two years and one day;

2.5
the provisions relating to the enforcement of the Guarantee will be amended to specify that the Guarantee will be also enforceable where the Issuer has timely paid any amount of interest and principal due under the Covered Bonds but such payment has been then clawed back in the context of an insolvency procedure of the Issuer;

2.6	the Master Definitions Agreement and the Conditions will be amended to reflect the rating triggers relating to DBRS in the definitions of "Eligible Investment" and "Eligible Institution";

2.7	the Cover Pool Management Agreement will be amended to take into account the DBRS' rating triggers in the formulas for the calculation of the tests.

3.	Changes relating to the Pass Through Mechanism

If the Proposal is passed by the Extraordinary Resolution, as a consequence of the introduction of the Pass Through Mechanism described above, the following changes in the structure will be reflected in the Programme Documents:

3.1	New definition of Extended Maturity Date

All Series of covered bonds already provide for a 1 year extension period. If the Extraordinary Resolution is passed, the Final Terms of all Series of Covered Bonds (other than the Registered Covered Bonds) and the Conditions of the Registered Covered Bonds will be amended in order to reflect that, upon a Series becoming a Pass Through Series, the relevant maturity date will be extended of 38 years from the original maturity date for such Series.

3.2	Rate of interest applicable to the Pass Through Series

The interest accruing on the relevant Series of Covered Bonds during the extension period will be calculated in accordance with the provisions already provided for under the relevant Final Terms with respect to the Covered Bonds other than the Registered Covered Bonds and in the Conditions of the Registered Covered Bonds for the extension period (although for a longer period).

3.3	Enforcement of the Guarantee

The Guarantee is currently enforced upon occurrence of any of the following events (notified to the parties through an Issuer Default Notice):

3.3.1	Non-payments of interest and/or principal on any Series of Covered Bonds;

3.3.2	breach by the Issuer of any obligation under the Programme Documents;

3.3.3	any insolvency event in respect of the Issuer (being a liquidazione coatta amministrativa or amministrazione straordinaria);

3.3.4	temporary suspension of payments decided by the administrator of the Issuer in case of amminstrazione straordinaria of the Issuer;

3.3.5	cessation of business by the Issuer; and

3.3.6	breach of tests provided for under the Programme Documents not cured within the grace period provided therein.

If the Extraordinary Resolution is passed, the enforcement of the Guarantee (notified to the parties through a Guarantee Enforcement Notice) will be limited to those events where the Issuer is actually unable to, or prevented from, performing its obligations thus excluding technical events and, accordingly, will occur only in the cases under 3.3.1 (also as a result of a claw-back), 3.3.3 (to the extent that the insolvency event consists of the mandatory liquidation - liquidazione coatta amminsitrativa - of the Issuer), 3.3.4 and 3.3.6. This change would improve the de-linkage of the Covered Bonds from the rating of the Issuer.

As a consequence, any reference throughout the Programme Documents to Issuer Default Notice to be sent following the occurrence of the abovementioned events shall be replaced with a reference to the Guarantee Enforcement Notice.

3.4	Breach of tests

The breach of any mandatory test which is not currently remedied within 1 months triggers the enforcement of the Guarantee. Again, in order to preserve, to the extent possible, the possibility for the Issuer to continue to perform its obligations before triggering the enforcement of the Guarantee, if the Extraordinary Resolution is passed, such remedy period will be extended from 1 months to 5 months.

3.5	Changes to the Amortisation Test

If the Extraordinary Resolution is passed, a more conservative formula for calculation of the Amortisation Test, providing for an additional overcollateralisation, will be implemented.

Breach of the Amortisation Test

The breach of the Amortisation Test currently triggers an acceleration of any and all Series of Covered Bonds (notified to the parties through a Guarantor Default Notice). If the Extraordinary Resolution is passed, the breach of the Amortisation Test would no longer trigger an acceleration of the Covered Bonds, but would trigger the immediate switch of all Series of Covered Bonds to the Pass Through Mechanism and all such Series shall become Pass Through Series.

3.6	Disposal of Assets

The Programme Documents currently provide that upon enforcement of the Guarantee (irrespective of the event driving the relevant enforcement) the Guarantor shall sell the assets in the cover pool at a price calculated in accordance with a formula that ensures the repayment of the earliest maturing Covered Bonds, provided that, in case of failure of the sale at such price within six months from the maturity date of such earliest maturing Covered Bonds, the sale will be made at the best achievable price. As a consequence of the current structure, in case of failure to sell or in case of insufficiency of the sale amount to meet the Guarantor's payments obligations under the Covered Bonds, would trigger the acceleration of all the Covered Bonds .

In order to maximize the results of the sale attempts and ensure a better administration of the sale and better outcome from the sale given the longer period available to perform an adequate sale of the assets, if the Extraordinary Resolution is passed, following the delivery of a Guarantee Enforcement Notice the Guarantor shall use its best efforts to dispose of the assets included in the Cover Pool, and shall repeat such attempt on a semi-annual basis, as follows:

3.6.1
following the service of a Guarantee Enforcement Notice consequent to a non-payment on a Series of Covered Bonds (as referred under 3.3.1 above), the Guarantor shall use its best efforts to dispose of the assets included in the cover pool starting from at least 30 days after the service of the Guarantee Enforcement Notice (the "Earliest Maturing Sale Date"), in an amount as close as possible to the amount necessary (i) to redeem in full those Series which have become Pass Through Series and/or, only on the Earliest Maturing Sale Date, the Earliest Maturing Covered Bonds and (ii) to pay any interest amount due in respect of the Covered Bonds net of any amounts standing to the credit of the accounts opened in the name of the Guarantor, provided that, (1) prior to and following the sale of such assets, the Amortisation Test is complied with and (2) the Guarantor shall use their best effort to sell the assets, at the first attempt, at a price that ensures that the ratio between the aggregate outstanding principal balance of the Cover Pool and the outstanding principal amount of all Series of Covered Bonds remains unaltered following the sale of the relevant assets and repayment of the Pass Through Series and/or Earliest Maturing Covered Bonds (as the case may be);

3.6.2
following the service of a Guarantee Enforcement Notice other than for a non-payment on a Series of Covered Bonds (as referred to under 3.3.3 (to the extent that the insolvency event consists in the liquidazione coatta amminsitrativa of the Issuer) and 3.3.4) and prior to the breach of the Amortisation Test, the Guarantor shall use its best efforts to dispose of the assets included in the Cover Pool from the date falling six months prior to the Maturity Date of the Earliest Maturing Covered Bonds in an amount as close as possible to the amount necessary (i) to redeem in full those Series which have become Pass Through Series and the Earliest Maturing Covered Bonds and (ii) to pay any interest amount due in respect of the Covered Bonds net of any amounts standing to the credit of the accounts opened in the name of the Guarantor, provided that (1) prior to and following the sale of such assets, the Amortisation Test is complied with and (2) the Guarantor shall use their best effort to sell the assets, at the first attempt, at a price that ensures that the ratio between the aggregate outstanding principal balance of the Cover Pool and the outstanding principal amount of all Series of Covered Bonds remains unaltered following the sale of the relevant assets and repayment of the Pass Through Series and/or Earliest Maturing Covered Bonds (as the case may be);

3.6.3
following the service of a Guarantee Enforcement Notice and if a breach of the Amortisation Test occurs the Guarantor shall use its best effort to sell the assets included in the Cover Pool, starting from the date falling 30 calendar days after the date on which the breach of the Amortisation Test occurred in an amount as close as possible to the amount necessary (i) to redeem in full all Pass Through Series and (ii) to pay any interest amount due in respect of the Covered Bonds net of any amounts standing to the credit of the accounts opened in the name of the Guarantor;

3.6.4	following the service of a Guarantor Default Notice the Guarantor shall immediately sell or otherwise liquidate all the asset included in the Cover Pool.

3.7	Priority of payments

Upon enforcement of the Guarantee, the Guarantor applies its Guarantor Available Funds pursuant to the Guarantee Priority of Payments. In order to avoid any time subordination between the Series of Covered Bonds (regardless the fact that they have become or not Pass Through Series), if the Extraordinary Resolution is passed, the Guarantee Priority of Payments will be amended in order to provide for the payment pari passu and pro rata of all Pass Through Series (both on account of principal and interest in accordance with the Pass Through Mechanism described in the background set out in paragraph 1 above) and any other Series (not yet become Pass Through Series).

Full details of the background to, and the reasons for, the Proposal and the Extraordinary Resolution are contained in the Consent Solicitation Memorandum, copies of which are available at the offices of the Tabulation Agent and the Principal Paying Agent as set out below.

Bondholders are urged to read the Consent Solicitation Memorandum in full before deciding whether to vote in favour of the Proposal.

DOCUMENTS

Copies of the Consent Solicitation Memorandum and the forms of Voting Instruction and form for appointing a Proxy will be available, upon request, during normal business hours, from the Tabulation Agent, the Structuring Adviser and Solicitation Agent, the Solicitation Agents and the Principal Paying Agent set out below.

The following documents will be available, during normal business hours, for inspection or collection at the offices of the Tabulation Agent and the Principal Paying Agent set out below and at the registered office the Issuer:

1.	this Notice of the Meeting;

2.	the Prospectus dated 20 December 2013 (including the Conditions and the Rules of the Covered Bonds other than the Registered Covered Bonds);

3.	the Terms and Conditions and the Rules of the Organisation of the Bondholders in respect of the Registered Covered Bonds dated 11 May 2011; and

4.	the draft Master Amendment and Restatement Agreement.

The documents under 2 and 3 above will be also available on the website of the Issuer (www.mps.it).

GENERAL

In accordance with normal practice, the Representative of the Bondholders expresses no opinion as to the merits of the Consent Solicitation or the Proposal (which it was not involved in negotiating). It has, however, authorised it to be stated that, on the basis of the information set out in the Consent Solicitation Memorandum (which it recommends Bondholders read carefully) and in this Notice, it has no objection to the Extraordinary Resolution referred to above being submitted to the Bondholders for their consideration. The Representative of the Bondholders has, however, not been involved in formulating the Consent Solicitation, the Extraordinary Resolution or the Proposal and makes no representation that all relevant information has been disclosed to Bondholders in the Consent Solicitation Memorandum and this Notice, and the other information contained herein are true, correct and not misleading in any respect. Accordingly, the Representative of the Bondholders urges Bondholders who are in any doubt as to the impact of the Extraordinary Resolution or the Proposal to seek their own independent financial and legal advice.

The attention of Bondholders is particularly drawn to the quorum required for the Meeting and for any adjourned Meeting which is set out in the paragraph entitled "Voting and Quorum" below.

IMPLEMENTATION

The Proposal in relation to the Covered Bonds will take effect immediately after the Extraordinary Resolution has been passed and the Master Amendment and Restatement Agreement is executed.

RIGHT TO ASK QUESTIONS

Bondholders entitled to vote and in favour of whom the Issuer has received a proper notice from an authorised intermediary may ask questions on the information above prior to the Meeting and answers will be provided at the latest during the Meeting. The Issuer may provide a collective answer to questions on the same subject. Questions must be sent to the Issuer by registered letter addressed to the Issuer's registered office, to the attention of Area Research e Investor Relations, at Piazza Salimbeni 3, 53100 Siena, Italy, or by certified electronic mail at investor.relation@banca.mps.itby the end of the fifth Business Day before the date set for the Bondholders' Meeting (therefore by the end of 18 June 2015).

VOTING INSTRUCTION AND CONSENT FEE

Subject to the terms and conditions specified in the Consent Solicitation Memorandum including the Consent Fee Payment Conditions being satisfied, Bondholders that are not Restricted Owners and who have voted in favour of the Extraordinary Resolution by delivering or procuring the delivery of a Voting Instruction (which is not validly revoked) (i) by the Early Voting Deadline will be eligible to receive the Consent Fee of 0.10 per cent. of the relevant principal amount outstanding of Covered Bonds which are the subject of such Voting Instruction and (ii) following the Early Voting Deadline, but prior to the Expiration Deadline, will be eligible to receive the Late Consent Fee of 0.05 per cent. of the relevant principal amount outstanding of Covered Bonds which are the subject of such Voting Instruction.

The Consent Fee will be paid on the Consent Fee Payment Date subject to the Consent Fee Payment Conditions being satisfied.

For the avoidance of doubt, no Consent Fee will be payable to Bondholders attending and voting at the Meeting in person or through a representative, voting against the Extraordinary Resolution or abstaining from voting or to any Bondholder that validly revokes its vote.

VOTING AND QUORUM

The provisions governing the convening and holding of the Meeting are set out in the Rules, and as further described in the Consent Solicitation Memorandum and below.

The Covered Bonds (other than the Registered Covered Bonds) are held in dematerialised form on behalf of the respective beneficial owners, until redemption or cancellation thereof, by Monte Titoli S.p.A. for the account of the relevant Monte Titoli Account Holders, where the expression "Monte Titoli Account Holders" means any authorised financial intermediary institution entitled to hold accounts on behalf of their customers with Monte Titoli and includes any depositary banks appointed by Euroclear Bank SA/NV and Clearstream Banking, société anonyme, Luxembourg. No physical document of title has been issued in respect of the Covered Bonds.

The Registered Covered Bonds are in registered form and recorded in the Register held by the Registrar.

For the purposes of the Meeting, "Bondholder" includes:

(i)
with respect to the Covered Bonds other than the Registered Covered Bonds, each person who is shown in the records of Monte Titoli S.p.A. ("Monte Titoli") Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream, Luxembourg" and together with Monte Titoli and Euroclear, the "Clearing Systems" and each a "Clearing System") as a holder of the Covered Bonds;

(ii)	each beneficial owner of Covered Bonds holding such Covered Bonds, directly or indirectly, in accounts in the name of a Direct Participant acting on the beneficial owner's behalf; and

(iii)
with respect to the Registered Covered Bonds, each person in whose name a Registered Covered Bond is registered in the Register on the date (at close of business in the city in which the Registrar has its Specified Office) falling not more than 10 days prior to the time fixed for the Meeting (or as the case may be its resumption),

(each person under (i) and (ii) also referred to as "Direct Participants" and each a "Direct Participant"), in each case, except that (i) for the purposes of the Consent Solicitation, only persons who are beneficial owners of Covered Bonds on the Record Date can participate in the Consent Solicitation; and (ii) for the purposes of the payment of any Consent Fee, to the extent that the beneficial owner of the Covered Bonds is not a Direct Participant, such Consent Fee will only be paid to the relevant Direct Participant and the payment of such Consent Fee to such Direct Participant will satisfy the obligations of the Issuer in respect of the payment of the Consent Fee.

Entitlement to participate in the Consent Solicitation

Only Bondholders who, as at the Record Date, own beneficial interests (as shown in the records of the relevant Clearing System or the relevant Monte Titoli Account Holders or of the Registrar), in the Covered Bonds and which are still outstanding as at the Meeting (or the Adjourned Meeting, as the case may be) are entitled to participate in the Consent Solicitation. Persons becoming Bondholders after the Record Date cannot participate in the Consent Solicitation.

Voting Certificate and Voting Instructions

Voting Certificate: Bondholders wishing to vote in person, may do so by obtaining a Voting Certificate. A Bondholder may obtain a Voting Certificate by requesting to (i) its Monte Titoli Account Holder or (ii) with respect to the Registered Covered Bonds only, the Registrar.

Voting Instructions: If Bondholders do not wish to attend and vote at a Meeting in person, they must:

(1)
submit to the Tabulation Agent (contact details below) a Voting Instruction (by email prior to the Early Deadline (in order to be eligible to receive the Early Consent Fee, subject to satisfaction of the Consent Fee Payment Conditions) and prior to the Expiration Deadline (in order to be eligible to receive the Late Consent Fee, subject to satisfaction of the Consent Fee Payment Conditions) directly or through the relevant Monte Titoli Account Holder or the Registrar (as the case may be);

(2)	appoint a Proxy to vote on their behalf at the Meeting in accordance with the relevant Bondholder's Voting Instruction; and

(3)	send the original copy of the appointment of the Proxy and the original copy of the Voting Instruction to the relevant Proxy prior to the Expiration Deadline.

By submitting a valid Voting Instruction to the Tabulation Agent through the relevant intermediary or custodian any Bondholder and any Direct Participant automatically authorises and instructs the relevant Monte Titoli Account Holder or the Registrar (as the case may be) to deliver the relevant Certificate of Ownership to the Tabulation Agent. It is the responsibility of the relevant Monte Titoli Account Holder or the Registrar (as the case may be) to deliver the Certificate of Ownership to the Tabulation Agent.

Only Direct Participants may submit a Voting Instruction. If a Bondholder is not a Direct Participant, such Bondholder must arrange for the Direct Participant through which it holds the relevant Covered Bonds to submit a Voting Instruction on its behalf.

Upon receipt of all Voting Instructions by the Tabulation Agent, each of the Principal Paying Agent and the Registrar (in respect of the Registered Covered Bonds) on the basis of the information received by the Tabulation Agent will issue a Block Voting Instruction summarising the Bondholders instructions in accordance to which the designed Proxy will vote at the Meeting.

A Voting Certificate and Block Voting Instruction cannot be outstanding simultaneously in respect of the same Covered Bonds.

In order for a Bondholder to obtain a Voting Certificate or give a Voting Instruction (i) the relevant Covered Bonds (other than the Registered Covered Bonds) shall be blocked with the relevant Monte Titoli Account Holder or (ii) the relevant Registered Covered Bonds, shall be held to the order or under the control of the Registrar, no later than 48 hours before the time fixed for the Meeting. Covered Bonds so blocked will not be released until the earlier of:

(i)	release of the relevant Covered Bonds and/or the conclusion of the Meeting (or, if applicable, any adjournment of the Meeting); and

(ii)	the release of the relevant Covered Bonds and/or, with respect to the Registered Covered Bonds, the surrender of the Voting Certificate (if applicable) to the Registrar who issued the same.

Voting Certificates and Block Voting Instructions must be deposited at the Specified Offices of the Principal Paying Agent or the Registrar (as the case may be), or at any other place approved by the Representative of the Bondholders, at least 24 hours before the time fixed for the Meeting. If a Block Voting Instruction or a Voting Certificate is not deposited before such deadline, it shall not be valid.

Voting Instructions and Voting Certificates given in respect of a Meeting (unless surrendered or, as the case may be, revoked ) shall remain valid for such Adjourned Meeting.

The Consent Solicitation is not extended to any Bondholder whose participation in the Consent Solicitation would violate the laws of its jurisdiction of residence or domicile or require registration of the Consent Solicitation with any applicable governmental authority in that jurisdiction.

The Consent Solicitation is not extended to BMPS in its capacity as Bondholder of the Retained Covered Bonds (which are not considered outstanding for the purposes of voting on the Extraordinary Resolution).

Voting Instructions in respect of Covered Bonds held in Euroclear/Clearstream, Luxembourg

With respect to any Covered Bonds held in Euroclear or Clearstream, Luxembourg, an electronic instruction submitted in accordance with the requirements of Euroclear or Clearstream, Luxembourg, as applicable, will be deemed to be a valid Voting Instruction for the purposes of participation in the Consent Solicitation. The receipt of such electronic instruction by Euroclear or Clearstream, Luxembourg, as applicable, will be acknowledged in accordance with the standard practices of Euroclear or Clearstream, Luxembourg, as applicable.

By submitting an electronic instruction in Euroclear or Clearstream, Luxembourg, as applicable, each Direct Participant will be deemed to consent to have Euroclear or Clearstream, Luxembourg, as applicable, provide details concerning such Direct Participant's identity to the Tabulation Agent (and for the Tabulation Agent to provide such details to the Issuer, the Structuring Adviser and Solicitation Agent, Solicitation Agents and Principle Paying Agent).

By submitting a valid electronic instruction to Euroclear or Clearstream, Luxembourg in accordance with the standard procedures of Euroclear or Clearstream, Luxembourg, as applicable, a Bondholder and any Direct Participant submitting such electronic instruction on such Bondholder's behalf shall be deemed to give the acknowledgements, agreements, representations, warranties and undertakings to the Issuer, the Tabulation Agent, the Structuring Adviser and Solicitation Agent and the Solicitation Agents the following as set out in section "Consent Solicitation – Voting Procedure – Acknowledgments, Agreements, Representations, Warranties and Undertakings" in the Consent Solicitation Memorandum.

Euroclear and Clearstream, Luxembourg will each take steps with their depositaries in Monte Titoli to ensure that the electronic instructions received are passed on to the Tabulation Agent by delivering a pdf copy of such electronic instructions (i.e. the swift message received by the relevant Direct Participant) via email to the following address: ufficiomilano@pecserviziotitoli.it.

For the avoidance of doubt, the delivery of an electronic instruction will satisfy the requirement for a valid Voting Instruction, but the procedure set out in the section "Consent Solicitation –Procedure for Voting" of the Consent Solicitation Memorandum in relation to the appointment of a Proxy and the delivery of a Certificate of Ownership must still be complied with. In particular each Direct Participant through Euroclear or Clearstream, Luxembourg and/or their depositaries in Monte Titoli, as the case may be, shall appoint a Proxy to vote on its behalf at the Meeting in accordance with the relevant electronic voting instruction and send the original copy of the appointment of the Proxy and deliver the relevant electronic voting instruction to the relevant Proxy prior to the Expiration Deadline.

By submitting an electronic voting instruction to the Tabulation Agent through the relevant intermediary or custodian any Bondholder and any Direct Participant automatically authorises and instructs the relevant Monte Titoli Account Holder to deliver the relevant Certificate of Ownership to the Tabulation Agent. It is the responsibility of the relevant Monte Titoli Account Holder to deliver the Certificate of Ownership to the Tabulation Agent.

Quorum and adjournment

The quorum required for the initial Meeting of the Bondholders, is that set out in Rule 9.1.3 to be applied to a single meeting in accordance with Rules 24.1.2 and 24.1.5, being two or more persons present holding Voting Certificates or being proxies or representatives and holding or representing not less than two-thirds of the aggregate of the Principal Amount Outstanding of the Covered Bonds for the time being outstanding.

In the event that such quorum is not obtained within fifteen minutes of the commencement of the Meeting, the Meeting shall stand adjourned and the adjourned initial Meeting shall be held on 10 July 2015 (the "Adjourned Meeting"). At the Adjourned Meeting, the quorum shall be two or more persons present holding Voting Certificates or being proxies or representatives and holding or representing not less than one-third of the aggregate of the Principal Amount Outstanding of the Covered Bonds for the time being outstanding .

The majority required to pass the Extraordinary Resolution (including at any Meeting convened following adjournment of the previous Meeting for want of quorum) will be two or more persons holding not less than three quarters of the votes cast at the Meeting.

If passed, the Extraordinary Resolution shall be binding on all Bondholders, whether present or not at the Meeting and or not voting.

NOTICE OF RESULTS OF EXTRAORDINARY RESOLUTION

The Issuer will publish or make available the results of the voting on the Extraordinary Resolution (i) on its website (www.mps.it) (ii) on the website of the Luxembourg Stock Exchange (www.bourse.lu), (iii) through Monte Titoli (and via Monte Titoli also through Euroclear and Clearstream) and (iv) by way of notice to the Principal Paying Agent and the Registrar (in case of Registered Covered Bonds) (with a copy to the Issuer, the Guarantor and the Representative of the Bondholders) within 14 days of the conclusion of the Meeting).

PUBLICATION OF THIS NOTICE

This notice is being published on the website of the Luxembourg Stock Exchange (www.bourse.lu) and the Issuer's website (www.mps.it) and will also be distributed to the Bondholders through Monte Titoli.

Bondholders are advised to check with any broker, dealer, commercial bank, custodian, trust company, accountholder or other nominee or trustee through which they hold their Covered Bonds when such intermediary would require to receive instructions from a Bondholder in order for that Bondholders to be able to participate at or revoke their instructions to participate at the Meeting before the deadlines set out herein.

PROCEDURES AT THE MEETING

Voting by show of hands

Every question submitted to the Meeting shall be decided in the first instance by a vote by a show of hands. Unless a poll is validly demanded before or at the time that the result of the show of hands is declared, the Chairman's declaration that on a show of hands a resolution has been passed or rejected, or rejected by a particular majority, shall be conclusive. If, before the vote by show of hands, the Chairman, the Issuer, the Guarantor, the Representative of the Bondholders or one or more Voters request a poll, the question shall be voted on in compliance with the paragraph below (Voting by poll). A valid demand for a poll shall not prevent the continuation of the Meeting for any other business.

Voting by poll

A poll may be taken immediately or after such adjournment as is decided by the Chairman but any poll demanded on the election of a Chairman or on any question of adjournment shall be taken immediately.  The result of a poll shall be deemed to be the resolution of the Meeting.  The Chairman shall set the conditions for the voting, including for counting and calculating the votes, and may set a time limit by which all votes must be cast.

Voting

Each Voter shall have (i) on a show of hands, one vote; and (ii) on a poll every Vote who is so present shall have one vote in respect of each €1,000 in Principal Amount Outstanding of the Covered Bonds.

FURTHER INFORMATION

Questions and requests for assistance in relation to the submission of appointment of Proxy, Voting Instructions, Certificate of Ownership or requests for Voting Certificates may be addressed by Bondholders to the Tabulation Agent.

Forms of Voting Instruction and forms for the appointment of Proxy will be available to eligible Bondholders on the Tabulation Agent's website (see address below) from and including 8 June 2015.

Bondholders should contact the following for further information:

STRUCTURING ADVISER AND SOLICITATION AGENT

The Royal Bank of Scotland plc
135 Bishopsgate
London EC2M 3UR
United Kingdom
Telephone: +44 20 7085 3871
Attention: Liability Management Group
Email: liabilitymanagement@rbs.com

SOLICITATION AGENTS
J.P. Morgan Securities plc 25 Bank Street Canary Wharf London E145 JP United Kingdom	MPS Capital Services S.p.A. Via L. Pancaldo n. 4 50127 Firenze Italy
UniCredit Bank AG Arabellastrasse 12 81925 Munich Germany
TABULATION AGENT
Computershare S.p.A.
Via Mascheroni, 19
20145
Milan
Italy
Telephone: + 039 02 4677 6811
Attention: Laura Rusconi, Paolo Perotti
Email: ufficiomilano@pecserviziotitoli.it
https://servizi.computershare.it/TabulationAgent/MPS/MPSbondholdersmeeting.html

REGISTRAR
Deutsche Bank Aktiengesellschaft
GTO IBO Debt Securities Europe
Structured Securities Operations
Frankfurt Issuance und Treasury Support
Grosse Gallusstrasse 10-14
60272 Frankfurt am Main
Federal Republic of GermanyTelephone:
Tel.:           +49 69 910 38547
Fax:           +49 69 910 41325

PRINCIPAL PAYING AGENT The Bank of New York Mellon (Luxembourg) S.A., Italian Branch Via Carducci, 31 20123 Milan Italy Fax: +390287909851 Email: Milan_GCS@bnymellon.com

The Structuring Adviser and Solicitation Agent, the Solicitation Agents, the Principal Paying Agent the Registrar (where applicable) and the Tabulation Agent are agents of the Issuer and owe no duty to any Bondholder.

Dated: 3 June 2015

_____________________________________
Banca Monte dei Paschi di Siena S.p.A.

ISSUER
Banca Monte dei Paschi di Siena S.p.A. Piazza Salimbeni 3 53100 Siena Italy Italy
Requests for information in relation to the Consent Solicitation should be directed to:
STRUCTURING ADVISER AND SOLICITATION AGENT

The Royal Bank of Scotland plc
135 Bishopsgate
London EC2M 3UR
United Kingdom
Telephone: +44 20 7085 3871
Attention: Liability Management Group
Email: liabilitymanagement@rbs.com

SOLICITATION AGENTS
J.P. Morgan Securities plc 25 Bank Street Canary Wharf London E145 JP United Kingdom Telephone: +44 20 7134 3438 /+44 20 7134 2468 Attention: Liability Management Email: emea_lm@jpmorgan.com	MPS Capital Services S.p.A. Via L. Pancaldo n. 4 50127 Firenze Italy Telephone: 0039 0577 537333 Attention: Syndication Desk Email: syndicate@mpscs.it

UniCredit Bank AG
Arabellastrasse 12
81925 Munich
Germany
Telephone: : +39 02 8862 0629; +49 89 378 12010
Attention: Debt Capital Markets, Italy; Liability Management
Email: agdcfiitaly.uc@unicredit.eu; Dietmar.Tzschentke@unicredit.de; Florian.Rott-Abe@unicredit.de

Requests for copies of the Consent Solicitation Memorandum and information in relation to the procedures for submission of a Voting Instruction should be directed to:
TABULATION AGENT
Computershare S.p.A.
Via Mascheroni, 19
20145 Milan
Italy
Telephone: + 039 02 4677 6811
Attention: Laura Rusconi, Marta Sanalitro
Email: ufficiomilano@pecserviziotitoli.it
 https://servizi.computershare.it/TabulationAgent/MPS/MPSbondholdersmeeting.html